AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1998


                      REGISTRATION STATEMENT NO. 333-65319

                             WASHINGTON, D. C. 20549



                            FORM SB-2 AMENDMENT NO.1



                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933



                THE MURDOCK GROUP CAREER SATISFACTION CORPORATION

                 (Name of small business issuer in its charter)



         UTAH                                           736104
(State or other jurisdiction of                   (Primary Standard
incorporation or organization)                   Industrial ID number)

                                   87-0562244
                    (IRS Employer Classification Code Number)


 5295 SOUTH COMMERCE DRIVE, SUITE 300,SALT LAKE CITY,UTAH 84107 / (801) 268-3232

              (Address and telephone number of principal executive
                    offices and principal place of business)

             KC HOLMES, CEO, 5295 SOUTH COMMERCE DRIVE, SUITE 300,
                SALT LAKE CITY, UTAH 84107 / TEL (801) 268-3232

           (Name, address, and telephone number of agent for service)


                                   Copies to:

                        STANFORD SMITH, GENERAL COUNSEL
                     5295 SOUTH COMMERCE DRIVE, SUITE 300,
                SALT LAKE CITY, UTAH 84107 / TEL (801) 263-5103


        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the follow ing box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]



                         CALCULATION OF REGISTRATION FEE

Title of each class of    Amount to be           Proposed maximum         Proposed maximum          Amount of
  securities to be         registered        offering price per share  aggregate offering price    Registration
   registered                                                                                          Fee
Shares (1)                   2,500,000              $5                    $12,500,000                 $3,788
Shares (2)                     181,500              $5                       $907,500                   $275
Bonds  (3)                  $3,000,000       In increments of $1,000      $ 3,000,000                   $909
                                                                          ----------                ----------
Total                                                                     $16,407,500                 $4,972


(1)  Offered by the registrant.

(2) Offered for immediate sale by shareholders of the registrant.

(3) Offered by the registrant in increments of $1,000.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effec tive date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registra tion statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The registrant will apply for listing of the Shares on the Nasdaq SmallCap Market, if and when it meets applicable requirements. If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board. Copies of the reports, proxy and information statements and other information which the company may file can be inspected and copied at the public reference facilities maintained by the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

The company intends to distribute to its shareholders annual reports containing financial statements audited by its independent accountant approximately five months after the close of each fiscal year, and will distribute such other periodic reports to its shareholders as the company may deem to be appropriate, or as may be required by law. The company's fiscal year ends on December 31 of each year.

Prospectus
                                         2,681,500 Common Shares at $5 Per Share
[THE MURDOCK GROUP letterhead]
                                        $3,000,000 of Bonds in $1,000 Increments

                           Minimum Investment - $1,000

               The Murdock Group Career Satisfaction Corporation

We provide employment-related services to two types of clients:

    Individual clients seeking to advance their careers by finding "the fastest way to a better job"(TM) through counseling, training, and comprehensive job search resources; and

    Business clients seeking assistance with employee recruiting, hiring, training, and outplacement.

This is our initial public offering, consisting of 2,500,000 shares at $5 per share for $12,500,000 and $3 million of bonds. The Company will repay the bonds at the end of 4 years by returning invested principal and accumulated interest compounded a 15% annually In addition, four shareholders seek to sell 181,500 of their shares.

There is currently no public market for our shares or bonds. We do not now meet the requirements to list our shares for trading on the Nasdaq SmallCap Market, but believe that we will meet them if the offering is successful. We Plan to apply for such listing if and when we meet the requirements. If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board. Investing in our shares and bonds involves a high degree of risk; you should purchase only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 8.


              Item                            Explanation              Total

Public offering price of shares              $5 per share        $ 12,500,000
Public offering price of bonds          $1,000 increments        $  3,000,000
Less sales commissions                10% of sales price;
                                           $.50 per share        $  1,550,000
Net Proceeds to the company                                      $ 13,750,000
To be sold by shareholders                 181,500 shares        $    907,500

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are making this offering through our own officers, and seeking the participation of NASD-licensed selling agents on a "best efforts" basis. These agents are not required to sell any specific number of shares or bonds. This offering will continue until subscriptions for all shares and bonds are received, until 9 months from the effective date of the offering (November
1999), or until we terminate the offering, whichever first occurs. We reserve the right to reject any subscription in full or in part for any reason.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                          Prospectus dated __________

                           Notices About This Offering


This prospectus contains the important facts about these securities. You should not rely on any other information or claims.

In addition to registering with the Commission, we have filed registration materials in the following states: Arizona, California, Colorado, Florida, Idaho, Illinois, Nevada, New Mexico, Oregon, Texas, Utah, Washington, West Virginia, Wyoming.

If you live in another state, you may not purchase these securities during this offering. You may, however, be able to purchase the shares from your stockbroker if the shares are listed for public trading after the offering is complete.

Because the shares have not been publicly traded before this offering, we have arbitrarily determined the offering price. We cannot guarantee that any active trading market will exist after the offering.

                                Table Of Contents

Offering Overview ....................................................6

Risk Factors .........................................................8

Use of Proceeds .....................................................18

Capitalization ......................................................20

Management's Discussion and Analysis of
Financial Condition and Results of Operations .......................21

The Company..........................................................26

Business Operations..................................................27

Management...........................................................34

The Shares...........................................................39

The Bonds............................................................42

Plan of Distribution.................................................43

Experts  ............................................................46

Additional Information...............................................46

Financial Statements.................................................47

Subscription Agreement...............................................

                                Offering Overview

The table below contains a very brief outline of the information contained in this prospectus. Please read the entire prospectus before you decide whether and how much to invest in our shares.

                The Company     The   Murdock    Group    Career    Satisfaction
                                Corporation  is a Utah  corporation.  We plan to
                                expand     rapidly,     establishing     offices
                                coast-to-coast  over the next two  decades.  See
                                "The Company."

               Our Business     We  provide   employment-related   services   to
                                individuals   and  companies.   We  "popularize"
                                career advancement through radio and newspaper advertising, target mid-level professionals, and offer financing to our clients. See "Business
                                Operations."

                     Shares We offer 2,500,000 shares at $5 per share. The shares offered are Class A common voting shares, the only class of shares currently outstanding. See "The Shares."

                      Bonds We offer $3 million in bonds in increments of $1,000. Bonds mature in 4 years, when the principal plus interest at 15% compounded annually will be paid. The bonds are unsecured, and may be prepaid by the company at any time. No sinking fund will be established for repayment of the bonds. See "The Bonds."

       Selling Shareholders     Four of our  current  shareholders  (KC  Holmes,
                                CEO;  Heather  Stone,  President;  Brad Stewart,
                                Chief  Financial  Officer;  and Stanford  Smith,
                                in-house  General  Counsel) are offering 181,500
                                of  their  own  shares  for sale as part of this
                                offering. If all of these shares are sold, these
                                officers will receive $726,000 907,500,  (less a
                                pro rata share of sales commissions and offering
                                expenses).  These  shares  will be sold pro rata
                                with the  company's  shares  until  such time as
                                1,000,000   company   shares   have  been  sold,
                                whereupon   all   unsold   shares   of   selling
                                shareholders will be sold before sale of company shares recommences. See "Plan of Distribution."

    Sales of Shares & Bonds     We are  making  this  offering  through  our own
                                officers,   and  seeking  the  participation  of
                                NASD-licensed   selling   agents,   on  a  "best
                                efforts" basis. There will be no stabilizing transactions. See "Plan of Distribution."

        Risks of Investment     There  are  substantial  risks  involved  in  an
                                investment  in  the  company.  These  risks  are
                                related   to  our   business   operations,   our
                                financial condition, our management, and our shares and bonds. See "Risk Factors."

             Voting control     Our officers and  directors  currently own 83.83
                                86.32%  of  total   outstanding   shares,   (not
                                including  treasury  shares).   If  all  offered
                                shares are sold, this percentage will be reduced
                                to 63.12 66.29%,  but our officers and directors
                                will still be able to control company policy and
                                perpetuate   themselves   in   management.   See
                                "Management."

                  Dividends     We plan to reinvest all profits,  if any, in the
                                company for a period of at least 5 years. No dividends will be paid during this period.

                   Dilution The book value per share on the date of this prospectus is (.5652). Investors in the shares will pay $5 per share for 22.75% of company ownership, (if all shares are sold), experiencing dilution of 88.6%. See "The Shares."

            Use of Proceeds     We will spend the  proceeds of this  offering to
                                open several offices in the Western States over the next 12 months, retire and restructure debt, and meet normal operating expenses. There is no minimum amount which must be raised before we will begin spending the proceeds. See "Use of Offering Proceeds."

             Trading Market     Our shares are not currently  listed for trading
                                on any exchange. If this offering is successful, we will apply to list our shares on the Nasdaq
                                SmallCap Market, subject to meeting applicable requirements, but cannot guarantee that our application will be approved. If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board.
                                Our proposed trading symbol is "JOBS." We will not seek to list the bonds for trading. See "The
                                Shares."

        Financial Condition     Detailed  audited  financial  statements are set
                                forth  in the  section  "Financial  Statements."
                                They include a "going concern" footnote because we have incurred substantial operating losses since inception. We believe we are overcoming losses by moving Salt Lake City staff to other offices, allocating infrastructure investment across multiple locations, reducing charge-off expense, and reducing interest expense. Our ratio of earnings to fixed charges is (3.5):1.
                                See  "Management's  Discussion  and  Analysis of
                                Financial Condition and Results of Operations."

              Annual Report     We will send  purchasers of our shares and bonds
                                an annual report containing audited financial statements approximately five months after the close of each fiscal year.

          Reporting Company     We  will  file  quarterly,   annual,  and  other
                                reports   with  the   Securities   and  Exchange
                                Commission as required by the  Securities  laws.
                                These reports will be available on our web site, www.themurdockgroup.com.

            Offering Period     This offering will continue until  subscriptions
                                for all shares and bonds are received, until 9 months from the effective date of the offering, or until we terminate the offering, whichever event first occurs. See "Plan of Distribution."

         Transfer Agent and     The transfer  agent and registrar for our shares
                  Registrar     is Interwest  Transfer  Company,  Inc.,  at 1981
                                East Murray Holladay Road,  Suite 100, Salt Lake
                                City,  Utah  84117,  phone (801)  272-9294,  fax
                                (801) 277-3147. We will act as registrar for the bonds.

           How to Invest in Send us your check and a completed subscription Our Shares or Bonds agreement (which you will find Our Shares or
                                Bonds at the back of this prospectus), or give your funds and subscription agreement to a broker participating in this offering. We will mail your shares or bonds to you or your broker as requested.

          How to Contact Us     We are  located  at 5295 South  Commerce  Drive,
                                Suite  300,  Salt Lake  City,  Utah  84107.  Our
                                telephone   numbers  are  (801)   268-3232   and
                                1-888-888-0892,   the  fax   number   is   (801)
                                268-3289,    and   our   web    site   is   www.
                                Themurdockgroup.com

                                  Risk Factors

An investment in our shares or bonds involves a high degree of risk; you should purchase these securities only if you can afford to lose your entire investment. Before making a decision to invest, consider carefully the following risk factors, in addition to the other information in this prospectus.


                    Risks Related to Our Business Operations


Because We Are a Relatively New Company, We Have an Extremely Limited Operating History Upon Which You Can Evaluate Our Prospects

Since we commenced operations in August, 1996, we have been engaged principally in the development of our career-related services and refinement of our marketing approach, in addition to capital raising activities. As a result, we have an extremely limited operating history upon which you can evaluate our prospects. To invest, you must be willing to assume virtually all the risks of a "startup" company. We have not experienced any months of profitability. See "Financial Statements." Until we achieve profitability, we are dependent on raising capital by sales of shares or borrowing to continue operations. You must consider our prospects in light of the risks, expenses, and difficulties frequently encountered in the establishment of a new business in an emerging industry, and in the development and commercialization of a new service. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


We Must Compete Against Firms With Far Greater Resources, Experience, and Market Share Than We Have


The employment industry is highly competitive, and most of our competitors are established companies having far more financial resources, experience, and market share than we do. Most companies in the employment industry are temporary employment agencies and recruitment firms. We work for the job seeker, who pays us an up-front flat fee, which may be financed. We believe we have developed a unique market niche by using broad-based media to promote our career advancement and job search training services to people in the middle income range. We cannot guarantee that this business concept will prove successful. Any of our competitors, most of whom have far greater resources than we, might independently develop services that are substantially equivalent or superior to ours. Such competitors potentially include the nationwide firms of Bernard Haldane and Cornell Business Associates (CBA). Although we have taken steps to protect our intellectual property rights, and continually develop innovative services, we believe our future success will depend primarily on our ability to expand rapidly throughout the United States, deterring potential competition by establishing widespread name recognition for "The Murdock Group."

Managing Rapid Expansion May Severely Strain Our Resources


We plan to further expand our operations following the offering, which could place a significant strain on our limited managerial, operational, and financial resources. Specifically, we anticipate the opening of several new offices in major cities in the Western United States within the year following the date of this prospectus.

We cannot be sure that we will be able to manage this expansion effectively, that new employees required to staff these offices will work together effectively, that we can attract and retain qualified personnel, or that our systems, procedures, and controls will be adequate to support business operations.

We estimate that each office will require expenditures of approximately $500,000 before it can cover its own operating costs, but since our first branch office in Seattle has been opened for such a short period, we cannot be sure of these estimates.

Delays, budget overruns, failure to attract customers in the new market, inability to produce sales or successfully deliver our services, and numerous other factors could keep us from generating a profit. See "Business Operations."


We May Not Be Able To Protect Our Proprietary Method of Doing Business


We rely primarily on copyright laws to protect the intellectual property used in our products and services, but we do not register copyrights in any of our materials. We could be damaged by a significant amount of unauthorized copying of our products and services.

Although we are not aware that any of our products and services are materially infringing the rights of others, it is possible they are. If so, we could be forced to modify our products and services, possibly at substantial cost. We might be subject to lawsuits alleging that we are infringing on the property rights of others.

We have applied for trademark protection for our name, the names of our principal current services, and the phrase "The Fastest Way to a Better Job." It is possible, however, that third parties will infringe or misappropriate our registered trademarks or similar proprietary rights.

Competitors may employ a strategy of non-meritorious litigation as a method of direct competition, and our limited financial resources could prove insufficient to mount a successful defense against such tactics.


Our Computer Systems May Fail to Work in the Year 2000


Some early mainframes and computer programs used only the final two digits for the year in the date field while maintaining the first two digits of each year constant. As a result, some computer applications may be unable to interpret the change from the year 1999 to the year 2000, commonly referred to as the "Year 2000 Problem."

Our computer needs are met by a network of desktop personal computers, and to the best of our knowledge after substantial testing, none of our software applications will experience year 2000 problems.

We Have had Substantial Losses in the Past, and Could Again in the Future

We lost $139,780 in 1996,  $1,728,372 in 1997, and $3,271,394 during the first 9 months of 1998. Although we had net revenues during each of these periods $27,456, $551,830 and $1,428,308 respectively, we spent more than we made primarily to cover the costs of research and development associated with new intellectual property and delivery of our services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

While we believe that we can operate profitably if each of our offices can generate the same relative revenue our Salt Lake City office has produced in 1998 to date, we cannot be sure that our operastions will be profitable.

Our audited financial statements include a "going concern" footnote because we have incurred substantial operating losses since inception. We believe that a major contribution of losses to date were incurred while developing our proprietary job-search technology into a training system capable of servicing a larger volume of customers. This system is now operating.

Our comments on operating results are set forth in the prospectus section "Management's Discussion and Analysis of Financial Conditions and Results of Operations."


We are Deeply in Debt and have No Certain Way of Meeting These Obligations


We have financed our operations to date primarily by borrowing money, often at above normal rates of interest. As of September 30, such debt totals approximately $5,968,983. These obligations will mature over the next 60 months beginning in May 31, 1999. See "Financial Statements."

Unless we can meet these obligations, possibly by improving net earnings, raising capital through this or other offerings, refinancing, or otherwise, we may become insolvent and lose all invested capital.

Depending upon the amount of capital raised pursuant to this prospectus, we plan to substantially reduce or eliminate these liabilities, along with the interest payment burdens they impose. See "Use of Proceeds."

On September 30, we had an accumulated deficit of approximately $4,797,473 and a working capital deficit of approximately $3,669,405.

We have incurred losses ever since we began business. Such losses have resulted principally from limited operations revenue and costs associated with the design, development and implementation of our services, including general and administrative expenses and marketing activities.

We plan to increase our level of operating expenses significantly to continue to enhance services and finance expansion to additional cities. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Our Clients May Be Unable or Unwilling to Make Payments They Owe To Us


A majority of our clients agree to pay the fees due to us by executing a promissory note. To generate cash to meet our operating expenses, we generally borrow against these notes at an average discount of 4%. (See " Business Operations.") These notes are for a term of 2 years, and bear interest at 19.9% compounded annually.


We May Not Be Able To Obtain Necessary Capital in the Future


Based on current plans and assumptions relating to our operations, we estimate that the net proceeds of this offering, together with anticipated revenue from operations, should be sufficient to fund our contemplated cash requirements for approximately 12 months.

If our plans change, our assumptions prove to be inaccurate, or our funds from operations prove to be insufficient, we could be required to seek additional financing before this 12-month period is over.

Because of our plans for rapid expansion, we expect that we will need additional capital at the end of this 12-month period. We have no commitments from any third parties for any future funding and cannot be sure that we will be able to obtain financing in the future.

We cannot guarantee that sufficient funding will be available from this offering to fund all our development, debt retirement, and operational needs. If we require additional financing, we may seek such financing through bank borrowing, debt, additional equity financing, or otherwise.

Any additional equity financing may be dilutive to our shareholders. Debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we cannot obtain additional financing as needed, we may be required to curtail growth plans, significantly reduce operating costs, or cease operations completely. See "Use of Proceeds."


                         Risks Related to Our Management


We Are Controlled by Two Major Shareholders


Even if all of the shares offered by this prospectus are sold, KC Holmes and Heather Stone, brother and sister, will own over 54% of the voting stock. They can elect all Directors, perpetuate themselves in office, and otherwise exercise control of the company. There are no cumulative voting rights for directors. See "Management."

Our Management Is Subject To Conflicts of Interest


Our management is subject to various conflicts of interest arising out of their relationship with the company. All agreements and arrangements between our management and us are not the result of arms' length negotiations.

This prospectus was prepared, and an opinion of counsel rendered, by our in-house General Counsel Stanford Smith. He is also a shareholder.


We May Not Be Able To Successfully Manage Rapid Expansion


Managing rapid expansion will pose many challenges to our business. We will face greater overhead, increased marketing and support costs, exposure to legal risk, and exposure to other general hazards associated with entry into new markets.

In order to manage this growth, we must improve and expand our operating systems, augment financial and management systems, and hire, train, and manage new employees. We may not be able to manage these changes effectively, which could result in significant losses.

We cannot be certain that our expansion plans will succeed, and even if we do open more offices they may not be profitable.


Our Success Will Depend Heavily Upon the Performance of Our President and CEO


Our success depends primarily on the expertise and know-how of our management, none of whom has managed a company in the employment business. See "Management."

In particular, our CEO, KC Holmes, and our President, Heather Stone, have played a substantial role in the development and management of our business. Their services will be crucial for the successful management of our expansion plans.

If they leave us, or if they are unable to perform their duties, our chances for success could be significantly reduced. We do not have employment agreements with them, but we believe that their ownership stake in the company will motivate them to remain with us. If this offering is successful, they will own 54% of our outstanding shares.


The Company Will Indemnify Our Officers and Directors to the Maximum Extent Permitted By Law


Our bylaws say we will indemnify our officers and directors against all claims arising out of our business operations to the maximum extent permitted by law, so long as there is no intentional wrongdoing. The Securities and Exchange Commission and state securities regulators believe that this provision violates public policy and should not be enforced.

                      Risks Related to the Shares and Bonds


The Price of Our Shares Was Arbitrarily Determined By Our Board of Directors


Our share price was arbitrarily determined by our Board of Directors based upon its estimate of future operating results, and bears no relationship to our current operating results, book value, net worth, or financial statements.

The Board considered several factors, including an evaluation by management of the history of and prospects for the industry in which we compete, and our prospects for earning. These factors are largely subjective, and we make no representation as to any objectively determinable value of the shares. We cannot be sure that any subsequent purchaser of shares will be willing to pay this price or more for shares.


We Plan to Retain Any Earnings and Pay No Dividends


We have never declared a dividend and do not presently intend to pay any dividends. Future dividends, if any, will depend on our profitability, financial condition, capital requirements and other considerations determined by the Board of Directors. Any future agreements with lenders may also restrict our ability to pay dividends.

We presently intend to retain earnings, if any, for use in the operation and expansion of the business, and therefore do not anticipate paying any cash dividends in the foreseeable future. No dividends will be paid until the bonds are repaid, and other future debt or other covenants may restrict the payment of dividends.


Investors In Our Shares Will Experience Immediate and Substantial Dilution


The book value of one of our shares is ($.5652) per share as of September 30, 1998. This figure is calculated by subtracting our liabilities from our assets, and dividing the difference by the number of shares outstanding. This due in part to the fact that current shareholders paid much less than $5 for their shares. If all shares offered by this prospectus are sold, the book value will increase to $.5690 per share.

We are asking you to pay $5 for each share you buy. The percentage difference between your $5 before the purchase of a share, and the book value of your share immediately after purchase, is called "dilution." If all shares offered by this prospectus are sold, you will experience dilution of 88.6%; your $ 5 will decline in value by $ 4.4310.

This means you will bear a disproportionately larger share of any company loss, and receive a disproportionately smaller share of any company gain. In addition, your proportionate ownership of the company can be further diluted by the issuance of more shares at prices below what you will have paid.

We have granted options to certain people to acquire shares at less than the public trading price, if in fact the shares become publicly tradeable. See "The Shares." Exercise of these options will further dilute your shares.

We Will Sell Shares to Our Employees at a Discount


We will allow our employees and their immediate families to purchase as many shares offered by this prospectus as they wish at a discount of 10% from the sales price. They will pay 4.50 per share rather than the $5 per share paid by other investors. Since we will not pay any sales commissions on these shares, the net proceeds to the company will be the same as with shares sold to other investors.


Our Shares Will Be Sold Primarily By Our Officers


This offering will be sold by company officers. We will attempt to recruit members of the National Association of Security Dealers to participate in the offering on a "best efforts" basis, but may not succeed. Even if we are able to recruit brokers, they may not be able to sell any of the shares or bonds. See "Plan of Distribution."


We Will Not Seek to Reduce Share Trading Price Fluctuations Through Stabilizing Transactions


We have not engaged anyone to stabilize, maintain or otherwise affect the price of shares including generating stabilizing bids.

In general, purchases of shares for the purposes of stabilization could cause the share price to be higher than it might be if no such purchases were made. In the absence of transactions that stabilize the price, our share price could be hurt by adverse market conditions. (See "Plan of Distribution.")


If Our Trading Price Drops to Less than $5 Per Share, Market Liquidity Could Be Reduced


If the shares  become  subject to the "penny  stock rules"  adopted  pursuant to
Section 15(g) of the Securities Exchange Act of 1934, our shares would probably experience reduced levels of trading activity. The "penny stock rules" apply to companies whose shares trade at less than $5 per share or whose tangible net worth is less than $5,000,000, or ($2,000,000 if the company has been operating for three or more years).

These rules require, among other things, that brokers who trade penny stock to persons other than established customers must complete certain documents before any penny-stock transaction can occur. Specifically, the broker must determine whether the investor can bear the potential financial loss and must provide the investors with SEC documentation about the risks associated with penny stocks.

Additionally, a broker-dealer must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.

Many broker-dealers deem these precautions burdensome and choose not to trade penny stocks. This could result in reduced trading activity in the secondary market, which might make the shares difficult or impossible to sell.

If we sell most of the shares offered by this prospectus, we believe we can qualify our shares for listing on the Nasdaq SmallCap Market. If we succeed, our shares will not be subject to the penny stock rules.

You Must View an Investment In Our Shares or Bonds as a Long-Term Investment


At present there is no public market for our shares or bonds. Holders of these securities may be unable to liquidate their investment in the event of emergency or for any other reason. These securities may not be acceptable as collateral for loans. Consequently, you must consider the shares and bonds to be a long-term investment.

If we fail to arrange for public trading of the shares, or sell the company for cash or merge with a non-public company, your investment may be illiquid indefinitely.

While we do not currently meet the requirements) to have our shares listed on the Nasdaq SmallCap Market, we hope to qualify if this offering is successful.

If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board. Until any listing, we believe we can arrange with an NASD broker-dealer to provide a matching service for persons wishing to buy or sell shares when this offering has ended.

Persons interested in buying or selling our shares would provide such broker-dealer with information about the number of shares and desired price, and the broker-dealer would notify both sides if and when there was a match and would assist in closing the transaction.

At present, however, there is no agreement between us and a registered securities broker-dealer. The price of the shares after the completion of this offering can vary due to general economic conditions and forecasts, the company's general business condition, the release of our financial reports, and sales of shares that were outstanding prior to this offering. See "The Shares."


Earlier Investors Might Sell Shares, Possibly Reducing the Trading Price


Whenever any shares are sold, it could cause the price of your shares to keep from rising, or to go down.

As of September 30, 1998, 10,488,740 shares were outstanding. We sold these shares in private transactions relying on exemptions from registration under the Securities Act. Of these shares, 2,000,000 were repurchased by the company and are held as treasury shares.

These shares are all "restricted securities" within the meaning of Rule 144 (adopted pursuant to the Securities Act of 1933), and can be resold only after registration, or compliance with this rule or another exemption from registration. Rule 144 permits the sale of these restricted shares, but only if all the following qualifications are met:

          They have been held for at least 1 year;

          They are sold a little at a time (no more than the greater of 1% of the outstanding shares, or the average weekly trading volume of the shares during the 4 weeks preceding the sale, within a 3 month period);

          We have made current information about the company publicly available;

          The shares are sold through a broker-dealer; and

          The seller files a Form 144 with the Securities and Exchange Commission if more than 500 shares or $10,000 of shares are sold.

Rule 144 has many other provisions, and we suggest that you discuss it with your attorney if you have any questions. The 1-year holding period has expired for most of the currently outstanding shares, and the owners of these shares could begin selling immediately, potentially depressing the market price. See "The Shares."


We May Be Unsuccessful In Our Attempts to List Our Shares for Public Trading


There has been no public market for the shares prior to this offering, and we have not yet applied to list our shares for trading on the Nasdaq SmallCap
Market because we do not yet meet any of the listing requirements set forth below.

Although we will apply for listing of the shares on the Nasdaq SmallCap Market at the conclusion of this offering, there can be no assurance that we will be able to qualify for this listing or that an active public market for our shares will develop or be sustained. Listing standards include (with other requirements) the following:

          $4 million in net tangible assets

          A public float of 1 million shares, with a minimum market value of $5 million

          A number of qualitative corporate governance requirements

If the company fails to be listed on, (or maintain qualification for its shares to trade on,) the Nasdaq SmallCap Market, the shares could be subject to certain rules of the Securities and Exchange Commission relating to "penny stocks." Such rules require broker-dealers to make a suitability determination for purchasers and to receive the purchaser's prior written consent for a purchase transaction, thus restricting the ability of purchasers and broker-dealers to sell the stock in the open market.

Nasdaq has reserved for us the ticker symbol "JOBS." This reservation will expire on April 6, 1999, unless we are successful in listing our shares by that date.


The Trading Price of Our Shares May Be Highly Volatile


If the company's operating results are below the expectations of public market analysts and investors, it is probable that the price of the shares will decline.

The stock market has recently experienced significant price and volume fluctuations. These have affected the market prices of stocks of many companies, and have often been unrelated to the operating performance of such companies. General market fluctuations may also adversely affect the market price of our shares.

Our shares may well fall below the initial public offering price. Factors such as quarterly fluctuations in financial results, announcements of new products and services by us or our competitors, and changes in financial estimates by securities analysts, may cause the market price of our shares to fluctuate, perhaps substantially.

Our Shares May Be Delisted from the SmallCap Market


Even if our shares initially qualify for trading on the Nasdaq SmallCap Market, we will have to maintain certain minimum financial requirements for continued listing. Continued inclusion requires that we meet the following minimum requirements:

          $2  million   in  net   tangible   assets,   a  $35   million   market
          capitalization, or net income of $500,000 in two of the three prior years;

          500,000 shares in the public float valued at $1 million or more; Two active market makers for the shares;

          At least 300 shareholders; and

          Other qualitative requirements.

If we are unable to meet Nasdaq's maintenance requirements, our shares may be delisted from Nasdaq. If so, we would seek to conduct trading in the over-the-counter markets in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board."

As a result, the liquidity of the shares could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of the transactions, reductions in security analysts' and the news media's coverage of the company, and lower prices for the company's securities than might otherwise be reached.


We May Not Be Able To Repay the Bonds


We must retire the bonds, together with interest compounded annually at 15%, 4 years from the date of sale. This will create an additional liability on our balance sheet and impose a burden on our cash flow as the maturity date nears.

Since we are not establishing a sinking fund to finance repayment of the bonds, it is possible that we will not have enough income, or the ability to raise or borrow enough money, to repay the principal and interest as the bonds become due.


No Trading Market Will Exist for Our Bonds


We will not seek to list the bonds for trading in any public market. Bonds are an illiquid investment which you must hold for 4 years, receiving no interest or principal until the maturity date.


                                   Conclusion

For all the reasons described above, this is a highly speculative investment. We strongly urge you to consult your own business and investment advisors, tax advisors, attorneys, and accountants before investing in our shares or bonds.

                                 Use Of Proceeds

 (This section has been moved from its previous position after the MD&A section)

The table below shows how we plan to spend the proceeds of this offering if all shares and bonds are sold (maximum), if an intermediate number of shares and bonds are sold (intermediate), and if a minimum number of shares and bonds are sold (minimum). There is no minimum amount which must be raised before we begin spending the proceeds, and no escrow account will be established.

                            Item                               Maximum         Intermediate        Minimum
                            ----                               -------         ------------        -------

    Offering Proceeds
    Proceeds from Sale of Company Shares (1)                 $ 12,500,000        $ 8,500,000      $ 4,500,000
                                                             ------------        -----------      -----------
    Proceeds from Sale of Shareholders Shares (2)                 907,500            617,100          326,700
                                                             ------------        -----------      -----------
    Proceeds from Sale of Bonds (3)                             3,000,000          2,000,000        1,000,000
                                                             ------------        -----------      -----------
    Total Gross Proceeds                                       16,407,500         11,117,100        5,826,700
                                                             ------------        -----------      -----------
        Less Sales Commissions (4)                              1,640,750          1,111,710          582,670
                                                             ------------        -----------      -----------
        Less Expenses of Offering (5)                             200,000            200,000          200,000
                                                             ------------        -----------      -----------
        Less Proceeds to Selling Shareholders (6)                 816,750            555,390          294,030
                                                             ------------        -----------      -----------
    Net Proceeds to Company                                    13,750,000          9,250,000        4,750,000
                                                             ------------        -----------      -----------

    Use of Proceeds:
    Opening Additional Offices (7)                              5,000,000          4,000,000        2,500,000
                                                             ------------        -----------      -----------
    Debt Retirement (8)                                         5,000,000          5,000,000        2,250,000
                                                             ------------        -----------      -----------
    Working Capital (9 )                                        3,750,000            250,000                0
                                                             ------------        -----------      -----------
    Total Application of Net Proceeds                        $ 13,750,000        $ 9,250,000      $ 4,750,000
                                                             ------------        -----------      -----------

Footnotes:

    1. We are offering 2,000,000 2,500,000 million shares at $5 per share for a total of $12,500,000.

    2. Four of our shareholders are selling some of their own stock in the company at $5 per share, paying a proportionate share of sales commissions and offering expenses. KC Holmes, CEO, will sell 75,000 shares; Heather Stone, President, will sell 75,000 shares; Brad Stewart, CFO, will sell 14,000 shares; and Stanford Smith, in-house General Counsel, will sell 17,500 shares, for a total of 181,500 shares. See "Plan of Distribution."

    3. We are offering $3 million in bonds, to be sold in increments of $1,000. Bonds mature 4 years from the date of purchase, when we will repay the principal plus interest at 15% compounded annually. See "The Bonds."

    4. We will seek to contract with certain broker-dealer members of the National Association of Securities Dealers to market shares and bonds in exchange for a cash sales commission of 10% of the proceeds raised by them. See "Plan of Distribution." Several company officers will also sell shares and bonds. No sales commissions will be paid on sales made by them. Because we cannot predict how many shares will be sold by the broker-dealers and how many by our officers, we have deducted 10% from all sales illustrated in the table. Actual commissions paid may be less and proceeds to the company may consequently be more.

    5. This amount represents the estimated expenses we will pay for registration fees, accounting fees, costs of printing, fees associated with listing the shares for trading, fees to the transfer agent, postage, and other offering costs. The legal work for this offering is being performed by in-house General Counsel, Stanford Smith, who will receive no compensation beyond his salary.

    6. This is the amount to be paid to our four selling shareholders after they have borne their pro rata share of sales commissions. See "The Shares."

    7. The Company plans to open offices in several major cities in the Western United States over the next 24 months, with estimated cash needs of $500,000 per office. The number of offices opened will depend on the total proceeds raised in this offering. These funds will be used to cover the costs of leasing office space and for lease deposits of approximately $70,000. Cash for the purchase and lease of furniture and equipment of approximately $50,000. Cash for advertising and up-front marketing of approximately $20,000. Cash for employment fees and training of approximately $40,000. Payroll cash for 12-15 people for approximately 6 months during start-up of approximately $300,000 and for various deposits and miscellaneous expenses of $20,000. See " Business Operations."

    8. As of September 30, 1998, we have incurred more than $5 million in debt. Substantially all of this debt has been used for working capital to fund operating needs since inception of the Company. The interest rate and maturity of these obligations is set forth in "Financial Statements." After covering the costs of opening additional offices, we plan to retire as much of this debt as possible, giving priority to obligations bearing the highest interest.

    9. We will use these funds to cover our normal operating expenses if income is inadequate.

Future conditions may prompt us to change these proposed uses of proceeds if unanticipated events or opportunities arise. We may use a portion of the proceeds to acquire other businesses or products which will help us expand operations more effectively.

                                 Capitalization

The following table sets forth the capitalization of the Company as of September 30, 1998, and on a pro forma as adjusted basis after giving effect to the sale by the Company of 2,500,000 of common stock offered hereby and the application of the net proceeds therefrom. This table should be read in conjunction with the historical Financial Statements of the Company and the Notes thereto, and the other financial information appearing elsewhere in this Prospectus.

                                                                                  As of September 30, 1998
                                                                              --------------------------------
                                                                              Actual                 Pro Forma
                                                                              -----------           As Adjusted
                                                                                                    -----------
Short-term debt including current portion of long-term debt                   $ 3,858,662          $       -0-
                                                                              -----------           -----------
Long-term debt (1)                                                              2,110,321            3,000,000
                                                                              -----------           -----------
Shareholders' Equity:
Common Stock - Class A, no par value;  8,488,740  shares issued and  outstanding actual; 10,988,740 shares issued and outstanding
pro forma as adjusted (1)                                                         502,118           11,552,118
                                                                              -----------           -----------
Common Stock - Class B, no par value; no shares issued or outstanding
                                                                                      -0-                  -0-
Treasury Stock - Class A, 2,000,000 shares                                            (45)                 -0-
                                                                              -----------           -----------
Subscription Receivable - Common Stock - Class A                                 (160,000)            (160,000)
                                                                              -----------           -----------
Accumulated deficit                                                            (5,139,546)          (5,139,546)
                                                                              -----------           -----------
Total Shareholders' Equity                                                     (4,797,473)           6,252,572
                                                                              -----------           -----------
Total Capitalization                                                          $ 1,171,510          $ 9,252,572
                                                                              -----------           -----------

Footnotes:

(1) Assumes sales of maximum amount of offering.

(2) Assumes stock sales commissions of $1,250,000 and offering expenses of $200,000 netted against proceeds.

                     Management's Discussion and Analysis of
                  Financial Condition and Results of Operations


General

The Murdock Group Career Satisfaction Corporation is a career advancement and employment consulting company with offices in Salt Lake City, Utah and Seattle, Washington. We provide services to professionals with several years of experience who are seeking to clarify their career direction or their current job situation.

Our system utilizes job-search training workshops, consultants, and access to a comprehensive job-search resource center. We also provide full-service hiring assistance to corporations, which includes training, and outplacement.

Losses to date were incurred while we developed our proprietary job-search technology into a training system that can service a larger volume of customers. We have completed development on this system and believe that we now have a product that can be marketed profitably.

On September 14, 1998, we relocated 14 employees from the Salt Lake City office to open an office in Seattle. We plan to open additional offices in 1999.

We plan to allocate administrative costs across multiple locations, thereby reducing the financial impact of our investment to date in infrastructure items such as computer technology and human resources, accounting, and operations staff. We anticipate a reduction in charge-off expense with the new product, and expect that completion of the public offering will enable us to restructure or pay off most of our high-interest debts, thereby reducing monthly interest expense.

In summary, our plan for overcoming losses includes moving Salt Lake City staff to offices, allocating infrastructure investment across multiple locations, reducing charge-off expense, and reducing interest expense.

                              Results of Operations


September 30, 1998 Compared to September 30, 1997


Net service revenues increased to $1,428,308 for the nine months ended September 30, 1998, compared to $262,212 for the corresponding period of the prior fiscal year. The increase in revenues was primarily a result of enhanced service products from new research and development efforts, new sales techniques, increased marketing through radio and newspaper campaigns, new proprietary systems that enable the products and services to be delivered in volume and Company recognition in the market place.

Contract cancellations and discounts increased to $920,112 for the nine months ended September 30, 1998, compared to $80,000 for the corresponding period of the prior fiscal year. The cancellations and write-offs were the result of concessions made to customers while pilot testing and implementing the Company's new intellectual property. The cancellations and discounts have decreased as a result of the new product.

Direct cost of services increased to $1,396,448 for the nine months ended September 30, 1998, compared to $338,798 for the corresponding period of the prior fiscal year. Gross profit as a percentage of service revenues improved to 2.2% for the nine months ended September 30, 1998, compared to a negative gross profit of (29.2%) for the corresponding period of the prior fiscal year. The improvement in gross profit as a percent of sales was primarily a result of increased sales, which served to reduce the per-sale overhead.

General and administrative expenses, which include selling expense, increased to $1,409,067 for the nine months ended September 30, 1998, compared to $360,817 for the corresponding period of the prior fiscal year. General and administrative expenses, as a percentage of sales, decreased to 99% for the nine months ended September 30, 1998, compared to 138% for the corresponding period of the prior fiscal year. General and administrative expenses should continue to decrease as a percentage of sales during fiscal 1998 and thereafter as a result of increased sales and a reduction in G & A expenses.

New products research and development expenses increased to $718,701 for the nine months ended September 30, 1998, compared to $274,667 for the corresponding period of the prior fiscal year. The increase in research and development expenses for the nine months ended September 30, 1998 was a result of expenses related to the development of new intellectual property and training systems that allow the mainstream professional to access previously elitist job-search concepts and techniques. This systematization also enables the Company to efficiently service a larger volume of customers with fewer costs than could be serviced in the year.

Interest expense increased to $702,864 for the nine months ended September 30, 1998, compared to $138,252 for the corresponding period of the prior fiscal year. The increase in interest expense is a result of higher outstanding debt balances and increased rates on monies borrowed for the nine months ended September 30, 1998, compared to the corresponding period of the prior fiscal year.


December 31, 1997 Compared to December 31, 1996


The Company began operations August 5, 1996 as a startup and development-stage entity. Operating results for the five-month period ended December 31, 1996 are not representative of or comparable to the first full year of operations, which ended December 31, 1997.


                               Financial Condition


Liquidity and Capital Resources


The Company has suffered recurring losses from operations since its inception in 1996, and as of September 30, 1998, had an accumulated deficit of $5,139,546.
The accumulated deficit reflects losses associated with the development and start-up of operations and significant costs for research and development for the Company's proprietary job-search technology and training system. This technology will enable the Company to effectively service a large volume of customers in each office and provide a model to expand the operations into other locations.

At September 30, 1998, the Company had a working capital deficit of approximately $3,669,405. This working capital deficit is a result of the Company's need to fund its operating losses primarily through short-term borrowings. The interest rates associated with these short-term borrowings are significantly higher than prime interest rates.

The Company sells a majority of its products in exchange for contracts receivable which typically are due in monthly installments over twenty four months. During late fiscal 1997 and early fiscal 1998, the Company provided a product whereby, the customer was guaranteed to secure employment upon completion of services by the Company. Total revenues associated with the guarantee service for the nine months ended September 30, 1998 were $730,000 or approximately 33% of revenues.

While the sales impact associated with the guaranteed service was positive, the ability to provide the service of securing employment for the client was extremely difficult, and resulted in approximately $553,000 in cancellations and $85,000 in discounts related to the above guarantee-type revenues. The guaranteed services were discontinued in July 1998. At September 30, 1998 the Company has $36,000 in accounts receivable from the guaranteed service. The entire $36,000 has been reserved at September 30, 1998.

The Company has experienced a significant reduction in the amount of contract cancellations and write-offs subsequent to the guaranteed service. The Company believes that the new technology and service product described above, compared to the guaranteed service, will result in a significant improvement in the Company's cancellation and collection rate.

As contained in the Company's Independent Auditor's Report, dated September 16, 1998, which audit covered the five months ended May 31, 1998 and prior two fiscal years ended December 31, 1997 and 1996, there is substantial doubt of the Company's ability to continue as a going concern.

Current portion of amounts due from related  parties  increased at September 30,
1998,   compared  to  December  31,  1997  as  a  result  of  certain  financing transactions.

Property and equipment increased at September 30, 1998, compared to December 31, 1997 as a result of expenditures related to expanding offices to accommodate growth. In September 1998, the Company opened an office in Seattle, Washington, which required approximately $150,000 in new property and equipment. In addition the Company has continued to develop its infrastructure for computer networking and communications to accommodate growth into other locations.

Accounts payable increased at September 30, 1998, compared to December 31, 1997 as a result of Company growth and as a result of the Company extending the payment terms on payables.

Current portion of amounts due from related parties increased at September 30, 1998, compared to December 31, 1997 as a result of certain financing transactions. Such amounts were repaid to the Company subsequent to September 30, 1998.

Property and equipment increased at September 30, 1998, compared to December 31, 1997 as a result of expenditures related to expanding offices to accommodate growth. In September 1998, the Company opened an office in Seattle, Washington, which required approximately $150,000 in new property and equipment. In addition the Company has continued to develop its infrastructure for computer networking and communications to accommodate growth into other locations.

Short-term and long-term debt increased as a result of working capital needs related to the Company's current operating losses experienced through September 30, 1998.


Capital Expenditures


Capital expenditures amounted to approximately $344,000 through September 30, 1998 compared to $359,968 in 1997. The majority of these expenditures were related to expanding our offices and staff to accommodate our rapid growth.

The Company incurred capital expenditures of approximately $344,000 for the nine month period ended September 31, 1998, compared to $360,000 for the corresponding period of the prior fiscal year. The majority of these expenditures were related to expanding offices to accommodate growth.

Research and Development


Research and Development expenditures amounted to $718,701 from January 1, 1998, through September 30, 1998, compared to $274,667 for the same period in 1997. The majority of the R & D expenses were incurred while developing our proprietary job-search technology into a training system that serviced a larger volume of customers. The Company incurred costs amounting to approximately $718,701 for the nine month period ended September 30, 1998, compared to $274,667 for the corresponding period of the prior fiscal year. The majority of these costs were incurred for the development of the Company's proprietary job-search technology to enable a training system to effectively service a larger volume of customers. The Company believes that most of its significant R & D projects are now completed and that the R & D projects in the future will be smaller and require less expenditures.


Other


Inflation has not had and is not expected to have a significant impact on our operations.

We have evaluated our information technology for Year 2000 issues and do not anticipate any material disruption in our operations.


         (The "Use of Proceeds" section has been moved and now appears before the MD&A section)

                                   The Company


History


We are The Murdock Group Career Satisfaction Corporation, a Utah corporation organized November 5, 1997, to carry on an existing business concept.

In 1983, Denis Murdock formed a sole proprietorship called "The Murdock Group" in Virginia to provide job search assistance to senior executives. He moved the business to Salt Lake City, Utah, in 1987.

The assets of this business, including all intellectual property rights, were purchased in June 1996 by Envision Career Services, L.L.C., a company formed by our founders KC Holmes and Heather Stone. Envision conducted its operations under the name "The Murdock Group." The company purchased all membership interests of Envision by the issuance of 8,205,800 shares on May 31, 1998, and Envision was dissolved.


Our Approach to the Career Consulting Business


We have built our business on three major approaches:

          Bypassing the competitive top-level corporate executive market and targeting instead mid-range business professionals with several years of experience;

          Popularizing career services through broad-based media including radio and newspaper advertising; and

          Pricing career consulting services affordably, and making financing available.

Our mission statement is - "The Murdock Group will be the finest and largest job search and employment consulting service in the world--helping millions make better money doing something they care about."


Expansion Plans


Our headquarters and primary business office are located in Salt Lake City, Utah. The combined offices occupy 30,000 square feet of office space. We opened our Seattle office on September 18, 1998, with 5,700 square feet of office space Headquarters employs 17 people; the Salt Lake City office, 16; and the Seattle office, 13.

We plan to open additional offices across the United States, beginning in the West. We also plan to create and market over the internet a number of products and services related to the employment industry.

                               Business Operations

The information below summarizes our current business operations; future operations may differ.


Types of Service


We provide our clients with two major types of service:

         Career Satisfaction. These services target individuals, providing the TMG Job Search System and CareerChoice System to train clients how to make wise career choices and find a great job. The core purpose is to help individuals achieve tangible improvement in their work situations by choosing the right career and finding employment quickly in that field.

         Corporate Productivity. These service target companies, providing hiring training, outplacement and other services that improve the employment and termination processes. The core purpose of these services is to help companies improve productivity by teaching them how to hire the right people doing the right jobs.

We have spent two years developing a comprehensive job search system that is deliverable to mainstream professionals on a large scale. At a cost of $37,904 in 1996, $556,854 in 1997, and $718,701 for 9 months of 1998, we have conducted extensive research and development, and field-tested multiple products to develop a sales and delivery system that is duplicable on a national level. The product offering is now ready for delivery.


                                    Products

Each of our offices currently offers four employment-related products:


1. TMG Job Search System


The TMG Job Search System accounts nearly all of our revenue. It sells for $2,995 - $3,495 and can be financed over 2 years. It includes a full-service job search training, career advancement, and motivation system taught in small groups. The package also includes access to a fully staffed resource center containing job leads, computer workstations, publications, and other job search tools.

The Job Search system includes the following features:

         30 days of access to Career Insight Sessions which enable clients to learn and practice key aspects of the system including networking, interviewing, and negotiating.

         4 months of access to one-on-one coaching from our job search professionals, including interview coaches, marketing specialists, and others.

         4 months  of  access  to  career  counseling  from  experienced  career
         consultants  who  provide  personalized   attention  to  each  client's
         specific needs.

         4 months of access to 1-hour follow-up sessions to reinforce skills, troubleshoot problems, or ask specific questions.

         4 months of access to our extensive Resource Center, which includes on-call specialists to assist clients with job search advice, job board postings, contact databases, business databases, and job search publications as well as a computer center -(for on-line research, database access, and job search document creation),-phone/fax center, and training center.

We invite clients and their spouses or partners to attend an orientation Launch meeting that provides an overview of the TMG Job Search System. Clients are also introduced to the Resource Center and its databases, internet recruiter lists, job postings board, and career library. We explain to clients that their efforts will directly impact the success of their search, and require them to dedicate productive time each week to their program.

The Career Insight Sessions noted above are small seminars of 5-12 participants, which cover the following topics:

         Launch (2 hours). Provides an introduction to career management and an overview of the entire Job Search System, which will form the foundation of the client's job search.

         Defining the Target (4 hours). Helps clients clarify their career objectives.

         Creating a Powerful Resume (4 hours). Produces resumes and provides techniques for getting results.

          Making the Right Connections (4 hours). Enables clients to access the unadvertised job market by connecting with decision makers.

          Direct Approaches that Get Interviews (4 hours). Teaches methods for turning more of a client's contacts and leads into interviews.

         Interviews that Get Job Offers (4 hours). Improves the client's ability to convert interviews into job offers.

         Negotiating a Better Job Offer (4 hours). Hones a client's ability to negotiate better terms in a job offer.


2. CareerChoice System


The CareerChoice System sells for $1,395 (which can be financed). It targets customers who typically have been working in the same position for several years, and now feel stuck in a job, a company, or an entire line of work that is not fulfilling. These individuals often cannot afford to start over in their careers, and wonder if they are qualified to do anything else. The CareerChoice System also helps people just entering the workforce and seeking direction.

CareerChoice clients spend 8-10 hours with a personal career consultant who administers a variety of tests and helps clients understand their career options and plan specific, tangible career change. Activities include the following:

         Diagnosing career situation, concerns, needs, expectations, goals, and objectives.

         Analyzing  Meyers-Briggs  Type  Indicator,   Strong-Campbell   Interest
         Inventory, Entrepreneurial Test, and personality assessments.

         Assessing qualifications: education, experience, strengths, weaknesses, skills, interests, financial requirements, geographical preferences, and overall marketability.

         Determining long-term career direction.

         Determining short-term job market positioning-job functions, level of income, responsibility and authority; and target industries.

         Developing a career mission statement that incorporates long-term direction and short-term job market positioning.

         Understanding salary data and job availability.


3. Outplacement Services


We offer full and partial outplacement services to companies who lay off employees and wish to limit their liability by helping employees find new jobs as quickly as possible. Outplaced employees are provided with selected training and resources from the TMG Job Search system. We quote prices based upon the number of employees serviced and the type of services to be performed.

We offer employers a variety of programs to train laid-off workers in job search skills:

         The Full-Service Program costs $2,995 per person and includes four months of personal coaching, workshops, resume preparation, and access to our Resource Center.

         The Quick Start Program costs $1,195 per person and includes the above services for one month.

         A 3-day Training Program on the employer's site costs $4,500 per group of up to 15 people, and includes our workshops.

         A 3-day Training Program in our offices costs $395 per person and includes our workshops.


4. Hiring Training


We teach a series of "Hiring Basics" courses to the companies who wish to upgrade the hiring skills of their management team. There are four separate half-day courses, taught for $125 each. Courses rotate weekly and are taught either at our offices or the client's site. These seminars cover topics such as Hiring Secrets, Finding Great Candidates, Successful Interviewing, and Negotiating the Offer.


                                    Marketing


The Market


We believe that the market for career-related services will continue to grow as job insecurity and changes in the employment market compel individuals to take control of their own careers. We believe that this desire for individuals to seek satisfaction in their employment has created a significant market for the types of products and services we provide.

Target Customer


The target customers for Career Satisfaction products are individual employees-whether they are currently working for themselves or others, preparing to work, or searching for work. The typical customer works full time and has some college or professional training. Usually, customers have at least 5 years of experience in the work force and are not top executives in an organization.

The target customers for the Corporate Productivity products are companies requiring assistance with employment issues.


Advertising


We attract clients through a variety of advertising methods. Approximately 25% of individuals who come in to the office for a sales appointment purchase the service

         Direct mail. We have experimented with direct mail for the Career Satisfaction products in the Salt Lake City area.

         Internet World Wide Web Site- (www.themurdockgroup.com): We use the website to advertise our products and services.

         Radio. We use 60-second radio spots to advertise our services.

         Newspaper. We advertise in the classified section of the local newspapers weekly.

         Referrals from Satisfied Job Seekers. Our current customers are one of our best referral sources. As we acquire more customers, we increase our potential for profitability.

         Referrals from Satisfied Employers. Leads for the Corporate Productivity services are generated from companies who are satisfied with the job applicants we have sent to them. We offer employers a free Job Postings Membership which gives them access to our database of qualified professionals. Companies who subscribe receive discounts on recruiting, hiring training, and outplacement.


Steps in the Sales Process


Individuals who respond to our Career Satisfaction advertising are handled as follows:

         Pre-Qualification of Callers. We interview callers, explain our approach and fee structure, and set an appointment with a career advisor. Callers are pre-qualified over the phone to verify that they have a college degree or marketable work experience and financial resources to pay our fees.

         Meeting with Career Advisor. The client visits our offices for the scheduled appointment, and spends an hour with a career advisor. The advisor explains our services and takes the client on a tour of the facility to meet various specialists and examine resources (such as the training rooms, job postings board, computerized databases, and career library). The advisor emphasizes that we are working for the client, not for any potential employer and that we charge a flat fee. We do not charge based upon future wages, as do many employment agencies.

Our Corporate Productivity sales representatives visit companies who respond affirmatively to our direct mailings or telephone calls.

Financing


Clients unable to pay in cash or by credit card are given the opportunity to pay a deposit and execute a promissory note to the company. We perform credit checks on each. Currently, approximately 90% of our clients execute a note.


                                   Competition


In our view, the job acquisition industry is large and fragmented into many niches with some competitors being successful only in certain niches, and with no company having acquired dominance in the industry.

Many competitors have products and services that are marketed as being similar to ours, but we believe that our customers can quickly distinguish the difference between our products and services and those of our competitors.

We compete primarily with a large number of privately-owned companies. Some of our competitors have greater financial, marketing, distribution, technical and other resources than we do.

Our two major competitors for career consulting services are well established nationally. Both were founded by career industry experts who still run the company:

     Bernard Haldane was founded in 1945 after World War II to assist returning veterans in the job market. Bernard Haldane primarily services executives who earn over $100,000 per year, and charges a fee of 8% of the executive's salary, (generally more than twice our fee).

     Cornell Business Associates was founded in the 1980's and also primarily services executives. It too charges an 8% fee. CBA has sales offices around the country, but flies customers to a California location for 1-2 days of consulting.

In addition, Robert Half offers staffing, permanent placement, recruiting, and consulting services. Right Management Consulting is involved in career development/management and consulting. Provant provides training, career development, and product sales.

The principal competitive factors in obtaining customers appear to be a strong sales and marketing program, life-changing and unique principles, competitive pricing, and good customer service. We believe our strong emphasis on providing these factors will be an important competitive advantage.


                                   Operations


Property


We lease class A office space for all our operations, believing that a professional appearance is important when providing services to professionals.

Our headquarters and Salt Lake City office are located at 5295 So. Commerce Drive, Suite 400, Salt Lake City, Utah 84107. we occupy 30,000 square feet, for which we pay $41,000 per month. The lease term expires on roughly 2/3 of this space in June, 1999, at which time we plan to renegotiate. The lease term for the balance of the space expires in 5 years.

The Seattle office located at 10900 NE 8th Street, Suite 810, Bellevue, Washington 98004-4405 has 5,700 square feet for which we currently pay $13,000 per month. The lease term expires on September 30, 2003.

Employees


As of September 30, 1998, we had 58 full-time employees. Our employees are not represented by a labor union and are not subject to any collective bargaining arrangement. We have never experienced a work stoppage and believe that we have good relations with our employees.

Our headquarters operations, located in the same building as the Salt Lake City office, employs 17 people. The Salt Lake City office employs 16 people, and the Seattle office employs 13 people.


Government Regulation


Our business is subject to regulation under the Telemarketing and Consumer Fraud and Abuse Prevention Act and state laws applicable to telemarketing activities. We believe that we are in substantial compliance with these laws and their regulations. Any claim that we were not in compliance could result in judgments or consent agreements that might require us to modify our marketing program. In the worst cases, enforcement of fraud laws can result in forcing a business to close and subject the business, and its management and employees, to criminal prosecution and civil damage actions.


Intellectual Property and Proprietary Rights


We rely on a combination of copyright and trademark laws and contractual provisions to protect our proprietary rights.

We have applied for trademark registration for "The Murdock Group," "The Murdock Group Career Satisfaction Corporation," and "The Fastest Way to a Better Job." We will continue to evaluate the registration of additional service marks and trademarks, as appropriate.

Litigation may be necessary to protect our proprietary technology. Any such litigation may be time-consuming and costly. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary.

In addition, there are few barriers to entry into the market for our services. It is possible that one or more of our competitors, most of whom have far greater resources than we do, will independently develop technologies that are substantially equivalent or superior to ours.


Litigation


As of the date of this prospectus there is no litigation pending or threatened against us.

Information Available to You

You can copy the full securities registration statement, of which this prospectus is a part, at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. This information is also available on the Commission's World Wide Web site at www.sec.gov.

You may also request such documents, free of charge, from us at our headquarters located at 5295 South Commerce Drive, Salt Lake City, Utah 84117. Our telephone number is (801) 268-3232, our fax number is (801) 268-3289, and our web site address is www.themurdockgroup.com.

Although we are do not currently file reports with the Securities and Exchange Commission, once this offering is concluded the Securities Exchange Act of 1934 requires us to file reports, proxy statements and other information with the Securities and Exchange Commission at least quarterly. This information is also available to you at the Commission's reference library and web site, and at the company. Our company is changing rapidly and the information in this prospectus will soon be out of date.

                                   Management

The following table sets forth the names, ages, and current positions of our officers and directors. Brief biographies for each are set forth after the table.

Name                    Age  Company Office                   Board of Directors
KC Holmes               31   Chief Executive Officer          Director
Heather J. Stone        29   President, Secretary             Chairman of the
                                                              Board, Director
Richard O. Flack        54   VP of Operations
Steven W. Anderson      40   VP Sales & Marketing
Chris L. Kenney         36   General Manager, SLC Office
Christopher E. Leonard  25   Chief Information Systems Officer
Brad L. Stewart         41   Financial Officer*
Stanford S. Smith       53   In-House General Counsel

*Mr. Stewart began work at the company on October 16, 1998, and will assume the responsibility of the company's principal financial officer on January 1, 1998.


Directors

Our current directors are:

KC Thane Holmes, Director, Chief Executive Officer, age 31. Mr. Holmes received a B.A. degree from Brigham Young University in Psychology with a minor in Business and Accounting in 1992.

Prior to founding Envision Career Services, L.L.C. and acquiring The Murdock Group in 1996, he served as a technical sales representative for Provider Solutions, an Elk Ridge, Utah based software developer from 1995 to 1996, and an account executive and technical engineer for Ameritech Library Services of Provo, Utah, a creator of custom software for America's largest libraries, from 1991 to 1995.

He is an owner of Open Seas Trading company, a marketing business, a former owner of a Provo-based real estate investment firm, and a former owner of Classic Coupons, a Provo-based coupon business. He is a licensed real estate agent and certified Oracle Database Developer.

Heather J. Stone, Director, President, age 29. Ms. Stone received an M.B.A. from the University of Phoenix with a focus on marketing and strategic planning in 1992, and a B.A. in English from Brigham Young University in 1990.

She served as Director of Product Management for ViewSoft, Inc., a Provo-based software firm, from 1994 to 1996, and a Product Line Manager for Novell, Inc., a networking software firm, for several years. She was a technical writer for Clyde Digital Systems (RAXCO), an Orem, Utah-based software company, from 1987 to 1991. She has contributed articles to technical journals and won several writing awards.

Mr. Holmes and Ms. Stone are brother and sister.

We plan to add additional members to our Board of Directors to meet the Nasdaq SmallCap Market requirement for two outside directors. We are working to obtain insurance coverage for our directors and officers, and will add these directors when coverage is available. Directors are elected annually.

Officers


The backgrounds of our CEO KC Holmes and our President Heather Stone appear in "Directors" above. Additional officers include the following:

O. Richard Flack, Vice President of Operations, age 54. Prior to joining The Murdock Group, Mr. Flack received a B.A. in Marketing in 1966 from the University of Utah, and served as General Manager of Valley Fair Mall from 1968 to 1997. He served as the president of the West Valley Area Chamber of Commerce. Mr. Flack joined The Murdock Group in June, 1997, after going through The Murdock Group program as a client.

Steven W. Anderson, Vice President of Sales and Marketing, age 40. Mr. Anderson joined The Murdock Group in October 1997 to assume sales and marketing functions from KC Holmes, the founder. He earned a B.A. in Organizational Communications from Brigham Young University in 1984 and an M.B.A. from
Pepperdine in 1990. He worked as a Director of Marketing for Dunn Edwards Corporation from 1995 to 1997, and as Director of Marketing for Sinclair-Glidden from 1988 to 1995.

Chris L. Kenney, General Manager of Salt Lake City Office, age 36. Mr. Kenney earned degrees in Data Processing from Utah Technical College in 1984, and Information Management from Brigham Young University in 1987. He managed operations in customer support and third-party sales for Clyde Digital Systems from 1987 to 1990, in sales for Fresh Technology Group from 1990 to 1991, in product management for Raxco/Axent Technologies from 1993 to 1995, and in product line management and network engineering for Ameritech Library Services from 1995 to 1998.

Brad L. Stewart, Financial Officer, age 41. From 1996 to 1998 he served as Executive Vice President and Chief Operating Officer of Marker International, a public company. He directed Marker's initial public offering and a secondary offering while serving as its Vice President and Chief Financial Officer from 1991 to 1996. From 1986 to 1991 he was a manager of the audit department in the Phoenix, Arizona, office of Arthur Anderson, after serving as a senior accountant in its Atlanta, Georgia, office from 1983 to 1986. He received a B.S. in accounting from Brigham Young University in 1983.

Christopher E. Leonard, Chief Information Systems Officer, age 25. Mr. Leonard received a B.S. in English with a minor in Philosophy from the University of Puget Sound in Tacoma, Washington in 1995. He co-founded Coastlink Corporation, a corporate Internet Service Provider in Salt Lake City, Utah, in 1996. Later that year he began Coastlink Consulting, a network consulting company. He specializes in the use of technology to gather, organize, store and distribute all types of information.

Stanford S. Smith, In-house General Counsel, age 53. Mr. Smith obtained his J.D. degree from the University of Utah College of Law in 1971, and has practiced corporate law in the Salt Lake City, Utah area since that time, with an emphasis in the legal issues related to high-growth companies. He has served as a lecturer in strategic planning for the international consulting firms Shipley Associates and James A. Bent & Associates. Mr. Smith is a former member of the Utah House of Representatives, and a former adjunct professor of business law at the University of Utah College of Business.


Executive Compensation


Our Chief Executive Officer, KC Holmes, and our President, Heather Stone, each received total compensation of $72,000 during our last fiscal year, which ended on December 31, 1997. No officer or director received compensation in excess of $100,000 during 1997.

We have not paid bonuses or granted perquisites to our executive officers. Brad Stewart, our financial officer, is the only employee who has been granted stock options. See "Management." All our employees, including the officers and directors, receive medical, dental, and disability insurance paid by the company.

Director Compensation


Our Board of Directors consists of two members, KC Holmes and Heather Stone, who serve without special compensation. During the next 90 days we plan to add two outside directors, and one officer, to our Board. We plan to hold board meetings quarterly, paying outside directors approximately $2,500 per meeting.


Standing Committees of Directors


After we have added two outside directors to the Board, we plan to establish an Audit Committee and Compensation Committee, each to be composed of one inside director and two outside directors.

The Audit Committee will make annual recommendations to the Board of Directors respecting the appointment of our independent public accountants, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants.

It will also review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies, review the adequacy of our financial organization and review management's procedures and policies relative to the adequacy of our internal accounting controls.

The Compensation Committee will review and approve annual salary and bonus ranges for all executive officers, and recommend to the Board of Directors the terms and conditions of employee benefit plans.


Principal Shareholders


The following table shows certain information known to us regarding the beneficial ownership of the shares as of September 30, 1998. It illustrates share ownership as adjusted to reflect the sale of the shares being offered, for
(i) each Shareholder known by us to own beneficially 5% or more of the outstanding shares of its shares; (ii) each director; and (iii) all directors and executive officers as a group. We believe that these beneficial owners, based on information they have furnished, have sole investment and voting power with respect to their shares, subject to community property laws where applicable.

     Directors, Executive           Shares Owned        Percentage of        Shares Owned       Percentage of
 Officers, and Owners of 5% or    Before Offering     Shares Before the   After Offering (3)     Shares After
    More of the Shares (1)                              Offering (2)                           the Offering (4)

KC Holmes*                         3,038,842               35.80%            2,963,842            26.97%
                                                           ------                                 ------
Heather Stone*                     3,038,842               35.80%            2,963,842            26.97%
                                                           ------                                 ------
Richard Flack                         12,000                0.14%               12,000             0.11%
                                                            -----                                  -----
Steven Anderson                       12,000                0.14%               12,000             0.11%
                                                            -----                                  -----
Chris Kenney                           5,000                0.06%                5,000             0.05%
                                                            -----                                  -----
Christopher Leonard                   12,800                0.15%               12,800             0.12%
                                                            -----                                  -----
Lance Heaton                         300,000                3.53%              300,000             2.73%
                                                            -----                                  -----
Brad Stewart*                         84,000                 .99%               70,000              .64%
                                                             ----                                   ----
Stanford S. Smith*                   612,718                7.22%              595,218             5.42%
                                     -------                -----              -------             -----
All Directors and Officers         7,116,202               83.83%            6,934,702            63.12%
as a Group                                                 ------                                 ------

* Selling Shareholders

Footnotes:

    (1) The business address of each person named is 5295 South Commerce Drive, Suite 300, Salt Lake City, Utah 84107.

    (2) This does not include 2,000,000 shares held in the company treasury.

    (3) Assumes sale of all 2,681,500 shares, consisting of 2,000,000 treasury shares, 500,000 shares to be issued, and 181,500 from selling shareholders.

    (4) Purchasers of the company shares will receive treasury shares and 500,000 newly issued shares. There will be no treasury shares outstanding after the offering if all shares are sold.


Related Party Transactions


The Company regularly purchases computer hardware, software, and services from Coastlink Consulting, which is a sole proprietorship registered in the State of Utah. The owner of Coastlink Consulting is also an officer and employee of the Company. The Company has a consulting agreement with an owner and employee of The Pinebrook Group, which is a sole proprietorship registered in the State of Utah. The owner employee of Pinebrook was also a shareholder in The Murdock Group Career Satisfaction Corporation until the Company repurchased all of the shares owned by the individual (see note 21).

During January of 1998, the Company sold $375,000 of Promissory notes and issued 150,000 Class A shares to related parties pursuant to a private placement memorandum. The Company is paying interest of 16% to 18% on these notes (See note 18).

Interest paid to related parties at December 31, 1997 and 1996 was approximately , $23,670 and $3,521 respectively.

The Company made advances and short-term loans to employees and other related parties amounting to $284,334, $30,646, and $0 as of September 30, 1998, December 31, 1997, and December 31, 1996, respectively.

Officers, directors and majortiy shareholders owed the Company $331,494, $86,095, and $9,440 as of September 30, 1998 December 31, 1997 and December 31, 1996, respectively.

The Company has provided an allowance for these receivable amounts. The Company was indebted to employees $340,000, $0, and $0 as of September 30, 1998, December 31, 1997 and December 31, 1996, respectively, relating to a private placement offering, and owed the parents of an employee $49,089 for funds advanced to the Company under a line of credit arrangement as of September 30, 1998.


Indemnification of Officers and Directors


As allowed by the Utah Business Corporations Act, our Bylaws provide that the liability of the officers and directors of the company for monetary damages shall be eliminated to the fullest extent permissible under Utah law.

We did this to eliminate the personal liability of an officer or director for monetary damages in an action brought by, or in the right of the company for, breach of duty to the company or its shareholders. It does not, however, indemnify directors for intentional wrongdoing.

This provision does not limit or eliminate the rights of the company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

We understand that the Securities and Exchange Commission takes the position that insofar as the foregoing provision may be invoked to disclaim liability for damages arising under the Securities Act, the provision is against public policy as expressed in the Securities Act and is therefore unenforceable. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

We are now working to obtain directors' and officers' liability insurance. When this is in place, we will add two outside directors.


Legal Proceedings


We are not aware of any legal proceedings within the last 5 years against any director, officer, significant employee, or candidate for any such position, which involve a petition under the Bankruptcy Act or any State insolvency law or of any receiver, fiscal agent or similar officer appointed by a court -

          For the business or property of such person or any partnership in which he was general partner or within 2 years before the time of such filing, or

          For any corporation or business association of which he was an executive officer within 2 years before the time of such filing.

Nor are we aware of any of any officer or director being convicted in a criminal proceeding.

                                   The Shares


Shares


The authorized capital stock of the company consists of 100,000,000 shares Class A Common Stock at no par value. Our Articles of Incorporation also authorize us to issue 100,000,000 shares of Class B Non-Voting Common Stock, but we have not issued any of these shares.

As of September 30, 1998, we had 30 shareholders, holding a total of 8,488,740 shares.

The Class A shares have the following characteristics:

          Holders are entitled to one vote per share on all matters submitted to a vote of our shareholders and may not cumulate votes for the election of directors.

          Holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available for this purpose.

          Upon liquidation of the company, holders are entitled to share pro rata in any assets available for distribution to shareholders after payment of all company obligations, including the bonds.

          Holders have no preemptive rights, i.e., the (first rights to acquire any additional shares issued by the company), and have no rights to convert their shares into any other securities.

          All shares now outstanding are fully paid for and nonassessable.

          Shares are not redeemable.


Determination of Offering Price


Prior to this offering there has been no market for our shares. The offering price has been determined by our Board of Directors based upon its estimate of future earnings prospects, and not upon any determination of current value. (See "Plan of Distribution.")


Dilution


On the date of this prospectus, we had a book value of ($4,797,473, or ($.5652) per share. The net book value per share is equal to a company's total assets, less its total liabilities and divided by its total number of shares of shares outstanding.

If we sell all 2,500,000 shares we are offering, our net book value at the conclusion of the offering will be approximately $6,252,527 or $.569 per share. This represents an immediate increase in book value of $1.1342 per share to existing shareholders and an immediate dilution of $4.431 per share to new investors purchasing shares in this offering.

The following table illustrates the per share dilution in book value per share to new investors and other information about the shares:



Initial offering price per share                                                                   $      5.00

Net book value before offering                                                                    ($ 4,797,473)

Net book value per share before the offering                                                       $    (.5652)

Increase in net  book value per share attributable to the cash payment by new investors            $11,050,000

Net  book value per share after offering                                                           $        .57

Dilution per share to new investors                                                                $      4.431

Total number of shares outstanding before the offering                                                8,488,740

Total consideration for outstanding shares paid by existing shareholders                           $    502,118

Average consideration paid per share by existing shareholders                                      $       0.06


Trading Market


The shares are not currently listed for trading on any exchange. We will apply to list our shares for trading on the Nasdaq SmallCap Market at the conclusion of this offering, (subject to selling the 2.5 million shares we are offering by this prospectus), but cannot guarantee that our application will be approved. If we fail to meet these standards, we plan to apply for a listing of our shares on the NASD OTC Bulletin Board. Our proposed trading symbol is "JOBS."


Selling Shareholders


As shown on the table below, four of our current shareholders are offering 181,500 of their own shares for sale as part of this offering. If all of these shares are sold, these officers will receive $907,500, less a pro rata share of sales commissions and offering expenses. These shares will be sold pro rata with our shares until such time as 1,000,000 company shares have been sold, whereupon all unsold shares of selling shareholders will be sold before sale of company shares recommences.


                 Name                      No. of Shares       Proceeds of Sale       %of Shares Owned After
                                            to be Sold                                Completion of Offering

KC Holmes, CEO                                75,000             $ 375,000                26.97%

Heather Stone, President                      75,000             $ 375,000                26.97%

Brad Stewart,  Financial Officer              14,000             $  70,000                  .64%

Stanford Smith, General Counsel               17,500             $  87,500                 5.42%

 Total                                       181,500             $ 907,500                 60.0%

Shares Eligible For Future Resale


Upon completion of this offering, assuming the sale of all shares, we will have outstanding 10,988,740 shares.

Of these shares, the 2,681,500 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. This rule does not apply to any shares owned by an "affiliate" of the company, which will be subject to the resale limitations of Rule 144 adopted under the Securities Act.

In general, under Rule 144 a person who has beneficially owned shares for at least one year, including "affiliates" as that term is defined under the Securities Act, is entitled to sell, within any 3-month period, a number of shares that does not exceed the greater of (i) one percent (1%) of the then outstanding shares of the shares or (ii) the average weekly trading volume in the shares during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the Commission.

Sales under Rule 144 are subject to certain requirements relating to manner of sale, notice and availability of certain current public information about the company. A person who is not deemed to have been an "affiliate" of the company at any time during the 90 days immediately preceding the sale and who has beneficially owned shares for at least three years is entitled to sell such shares under Rule 144(k) without regard to these limitations.

The postoffering fair value of our shares, whether or not any secondary trading market develops, is variable and may be impacted by the business and financial condition of the company, as well as factors beyond our control.

Sales of substantial amounts of shares in any public market could cause lower market prices and even make it difficult for us to raise capital through a future offering of equity securities.


Stock Options


As of September 30, 1998, options to acquire our shares were held by four five individuals and trusts.

          Martin Collins, a former employee and founder of the company, has an option to acquire 800,000. He may acquire these shares at a discount of 20% from the market trading price, if any, during 1998, and a discount of 15% during 1999.

          Reta Fawson, B&S Family Trust, and Argentum Family Trust, none of which are affiliated with us, purchased our convertible bonds for an aggregate price of $240,000 in May of 1998. This gave them the option of acquiring shares at a discount of 20% from the public offering price if our shares were registered with the SEC, but only during the offering period. During a 6-month period following such the listing of shares on a public exchange, these bonds may be converted to shares at a discount of 20% from the average share trading price during the 30-day period prior to exercise of the option. During the period from 7 to 18 months after the listing date, these bonds may be converted to shares at a discount of 10% similarly calculated.

          Brad Stewart, a Financial Officer, has an option to acquire 100,000 shares at $4 5 per share, vesting at the rate of 25,000 per year for four years.


Transfer Agent and Registrar


The transfer agent and registrar for our shares is Interwest Transfer Company, Inc., at 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117, phone (801) 272-9294, fax (801) 277-3147.

                                    The Bonds


Bond Characteristics


We are offering $3,000,000 in company bonds to be sold in increments of $1,000, with a minimum investment of $1,000. The bonds have a 4-year term, and will bear interest at 15% per annum compounded annually and paid with the principal at maturity.

We may prepay and retire the bonds at any time upon 30-day's written notice to a bond holder. All principal and accrued interest with respect to a called bond must be paid within 15 days of the call date.

Payment of the principal and interest on the bonds is secured solely by company assets. We will not establish a sinking fund) for retirement of the bonds. A sinking fund is an accumulating pool of capital intended to repay bond principal and interest. Bond holders will be dependent upon our ability to generate income, or otherwise obtain sufficient capital, to pay the principal and interest of the bonds at the time of maturity.

No master indenture has been adopted in connection with the bonds and no trustee has been appointed to protect the rights of bond holders. If we default upon payment to any bond holder, such holder must proceed individually, or join with other unpaid bond holders, to collect any damages from us. We have not obligated ourselves to cover the expenses of such collection efforts.

We will not seek to list the bonds for trading in any public market. Bonds are an illiquid investment which you must hold for 4 years, receiving no interest or principal until the maturity date.

We will not pay any dividends to our shareholders until all these bonds have been retired.


Rights in Liquidation


There are no voting rights associated with the bonds. If you purchase bonds, you will be a general unsecured creditor, not an owner, of the company.

In the event we dissolve, company creditors, (including the bond holders), must be fully paid before any liquidating distributions are made to Shareholders.

                              Plan Of Distribution


Offering of Securities


We are offering the shares and bonds at the offering price set forth on the cover page of this prospectus, with a minimum investment of $1,000 required for either shares or bonds.

We plan to seek the support of NASD member firms which are recognized market makers with the intention of obtaining their assistance in the creation of a viable market in the shares for the benefit of our shareholders.

Our Board of Directors has arbitrarily set the price at which the shares are offered. The price has no relationship to our book value per share, our current earnings, or other generally accepted measurement of value.


Agreement with a Broker-Dealer


We plan to enter agreements with registered securities broker-dealers, in which they will agree to use their best effort to sell our shares and bonds in exchange for a cash sales commission of 10% of the proceeds they raise.

We will agree to indemnify these firms against liabilities incurred as a result of any untrue statement of a material fact contained in the prospectus, or as a result of the omission of a material fact necessary in order to make the statements in the prospectus, in light of the circumstances, not misleading.

Based on the number of unsold shares and bonds, we will periodically allocate our securities among these participating broker-dealers.

There are no plans, proposals, arrangements or understandings with any potential sales agent, other than company officers, with respect to participating in the distribution of the company's securities. If such participation develops in the future, we will amend this prospectus to identify such persons.


No Stabilizing Transactions


We have not engaged anyone to stabilize, maintain or otherwise affect the price of shares including generating stabilizing bids.

In general, purchasing shares for the purposes of stabilization or to reduce a short position could cause the share price to be higher than it might be if no such purchases were made. In the absence of transactions that stabilize the price, our share price could be hurt by market conditions.


Sales by Our Officers


Some of our officers will also sell shares and bonds. These officers are KC Holmes, Heather Stone, Lance Heaton, Steven Anderson, and Randy Burnham.

They believe they qualify to participate in the marketing of our shares and bonds under the terms of Rule 3a4-1 (a) of the Securities Exchange Act of 1934 because they -

          Are not subject to any statutory disqualification;

          Will not be compensated for sales services;

          Are not associated persons of broker dealers;

          Perform substantial duties for the issuer otherwise than in connection with securities transactions;

          Were not associated with a broker or dealer with the 12-month period prior to this offering; and

          Will not participate in selling a securities offering for any issuer more than once every 12 months.

          Shares to be Sold to Employees at a Discount

We will allow our employees and their immediate families to purchase as many shares offered by this prospectus as they wish at a discount of 10% from the sales price. They will pay ($3.60 4.50 per share rather than the $4 5 per share paid by other investors). Since we will not pay any sales commissions on these shares, the net proceeds to the company will be the same as with shares sold to other investors by participating brokers.


Shares to be Sold by Shareholders


Four of our current shareholders are selling a total of 181,500 shares for their own account, representing 6.8% of the total shares to be sold in this offering. The company will not receive any proceeds from the sale of their shares. KC Holmes, CEO, will sell 75,000 shares; Heather Stone, President and Chairman of the Board, 75,000, Brad Stewart, CFO Financial Officer, 14,000; and Stanford Smith, In-house General Counsel, 17,500.

These shares will be sold pro rata with the company's shares until such time as 1,000,000 company shares have been sold, whereupon all unsold shares of selling shareholders will be sold before sale of company shares recommences. To ensure that sales of shares of selling shareholders do not exceed 6.8% of the total shares sold in this offering until 1,000,000 company shares have been sold, the company will adopt the following procedure:

          No shares of selling shareholders will be sold during the calendar month in which the offering commences.

          Sales of shares in the next calendar month equal to 6.8% of the company-owned shares sold during the immediately previous calendar month will be allocated to the selling shareholders. They will allocate such sales among themselves pro rata.

          This procedure will be followed in all succeeding calendar months until the Company has sold 1,000,000 of its shares, whereupon all unsold shares of selling shareholders shall be sold before sale of company shares recommences.

Shares of selling shareholders will be sold only in the manner the company's shares will be sold as described in this offering. They will not be sold through any specially negotiated transactions, block sales, or other means.


Offering Period


The offering will continue until subscriptions for all shares and bonds are received, until 9 months from the effective date of the offering, or until we terminate the offering, whichever event first occurs.

Indemnification of Officers, Directors, and Selling Agents


Our Bylaws provide that we shall indemnify any officer, director or former officer or director, to the full extent permitted by law. The Securities and Exchange Commission has advised us that in its opinion such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


How to Subscribe


Please mail your check or money order payable only to "The Murdock Group," together with a completed subscription agreement, directly to us at 5295 South Commerce Drive, Suite 300, Salt Lake City, Utah 84107, attention: share purchase.

We will deposit the proceeds from the sale of shares and bonds to our bank account by noon of the business day following receipt.

We reserve the right to reject any subscription in whole or in part, or to accept subscriptions in any order, for any or no reason. If we accept your subscription, we will mail you your share or bond certificate within 30 days of the day we receive your subscription.

                                     Experts


The audited consolidated balance sheets of The Murdock Group Career Satisfaction Corporation and Envision Career Services, L.L.C. as of September 30, 1998 (unaudited), and December 31, 1997 and 1996, and the related statements of operations, stockholders' deficit and cash flows for each of these years, included in this prospectus, have been included herein in reliance on the report of David Thomson, independent certified public accountant, given on the authority of that firm as experts in accounting and auditing.

All legal matters in connection with this prospectus have been passed upon by Stanford Smith, a shareholder and our In-house General Counsel.


                             Additional Information


A registration statement on Form SB-2 relating to these shares and bonds has been filed with the Securities and Exchange Commission. This prospectus does not contain all of the information set forth in the Registration Statement and its exhibits and schedules. You are welcome to examine the full registration statement, and all reports we file with the Commission as required by the Securities Exchange Act of 1934. These materials may be copied at the Commission's principal office located at 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of a reasonable fee. The Commission also maintains a site on the internet at www.sec.gov that contains this information. *Mr. Stewart began work at the company on October 16, 1998.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                              FINANCIAL STATEMENTS

                    SEPTEMBER 30, 1998 AND SEPTEMBER 30, 1997
                                  (UNAUDITED)

                                      AND

                           DECEMBER 31, 1997 AND 1996

                                      WITH

                          INDEPENDENT AUDITOR'S REPORT

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION



                                Table of Contents

                                                                      Page
                                                                      ----


Independent Auditor's Report                                           49

Consolidated Balance Sheets                                           50-51

Consolidated Statements of Operations                                  52

Consolidated Statement of Stockholders' Equity                         53

Consolidated Statements of Cash Flows                                  54

Notes to Consolidated Financial Statements                           55-76

[letterhead]
David T. Thompson P.C.                               Certified Public Accountant
--------------------------------------------------------------------------------

Independent Auditor's Report
----------------------------



Board of Directors
THE MURDOCK GROUP
CAREER SATISFACTION CORPORATION


I have audited the consolidated balance sheets of The Murdock Group Career Satisfaction Corporation as of May 31, 1998 and December 31, 1997 and 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the five months ended May 31, 1998, for the year ended December 31, 1997 and from inception (August 5, 1996) to December 31, 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on the financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Murdock Group Career Satisfaction Corporation, as of May 31, 1998 and December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for the periods indicated, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the consolidated financial statements, the Company has experienced a consolidated net loss of $1,444,726 for the five month period ended May 31, 1998 and has incurred substantial net losses since its inception. At May 31, 1998, current liabilities exceed current assets by $1,616,280 and total liabilities exceed total assets by $3,310,768. These factors, and the others discussed in Note 8, raise substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


                                                   /s/ David T. Thompson P.C.
                                                   --------------------------
                                                   David T. Thompson P.C.


Salt Lake City, Utah
September 16, 1998

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                           CONSOLIDATED BALANCE SHEETS

                As of May 31, 1998 and December 31, 1997 and 1996

                                     ASSETS
                                                                     September 30
                                                                          1998            1997          1996
                                                                    --------------- --------------- ---------------

CURRENT ASSETS
     Cash and cash equivalents                                      $     1,968     $    1,604      $   5,994
     Current portion of contracts receivable - Note 3                   557,678        381,955         25,768
     Current portion of contracts receivable - related parties            5,423          5,273           --
     Prepaid expenses and other                                          72,414         23,402          6,929
     Current portion of amounts due from related parties - Note 9       449,949          1,800           --
     Deferred offering costs                                             94,658           --             --
                                                                    --------------- --------------- ---------------

               Total current assets                                   1,182,090        414,034         38,691
                                                                    --------------- --------------- ---------------

PROPERTY AND EQUIPMENT, at cost
     Computer equipment                                                 168,823         83,291          1,240
     Equipment, furniture and fixtures                                  195,088         88,915          9,815
     Leasehold improvements and other                                    69,274          4,195          2,035
     Property and equipment held under capital leases                   346,858        259,642          5,521
                                                                    --------------- --------------- ---------------
                                                                        780,043        436,043         18,611
     Less: accumulated depreciation and amortization                   (120,030)      (39,875)            (59)
                                                                    --------------- --------------- ---------------
               Total property and equipment, net                        660,013        396,168         17,752
                                                                    --------------- --------------- ---------------
OTHER ASSETS
     Contracts receivable - less current portion - Note 3               250,378        427,917         35,677
     Contracts receivable - related party - less current portion          3,267          7,033          2,245
     Intangible assets, net - Note 2                                     57,596         59,294         65,278
     Deposits and other assets                                          247,670         36,618          5,030
     Investments and other assets                                        25,000         25,000           --
     Amounts due from related parties, net - Note 9                       1,834         28,846          9,440
                                                                    --------------- --------------- ---------------
               Total Other Assets                                       585,745        586,708        117,670
                                                                    --------------- --------------- ---------------
TOTAL ASSETS                                                        $ 2,427,848     $1,396,910      $ 174,113
                                                                    =============== =============== ===============

              The      accompanying   notes  are  an  integral   part  of  these
                       consolidated financial statements.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                           CONSOLIDATED BALANCE SHEETS

       As of September 30, 1998 (Unaudited) and December 31, 1997 and 1996

                    LIABILITIES AND STOCKHOLDER'S EQUITY
                                                                              September 30,
                                                                                  1998           1997            1996
                                                                             --------------- --------------  --------------

CURRENT LIABILITIES
     Accounts payable                                                        $  342,708     $  249,346         23,977
     Accrued payroll costs and wages payable                                    161,828        201,620          7,497
     Short-term debt - Note 15                                                2,710,000        113,000        130,353
     Short-term debt - related parties - Note 16                                282,500        128,571         64,326
     Current portion of long-term debt - Note 17                                595,562         18,307           --
     Current portion of long-term debt - related parties - Note 18              270,600           --             --
     Current portion of obligation under capital leases - Note 7                 90,681         59,066          4,559
     Other accrued liabilities                                                  150,442         40,144          6,135
     Unearned revenue - Note 2                                                  247,174        744,314         77,046
                                                                            --------------- --------------  --------------
          Total current liabilities                                           4,851,495      1,554,368        313,893
                                                                            --------------- --------------  --------------
LONG-TERM LIABILITIES
     Long-term debt - Note 17                                                 1,751,832      1,563,420           --
     Long-term debt-related parties - Note 18                                   118,489           --             --
     Convertible debenture - Note 13                                            240,000           --             --
     Obligations under capital leases - Note 7                                  263,505        147,274           --
                                                                            --------------- --------------  --------------
          Total long-term liabilities                                         2,373,826      1,710,694           --
                                                                            --------------- --------------  --------------


COMMITMENTS AND CONTINGENCIES - Note 6

STOCKHOLDERS'  EQUITY (DEFICIT)
     Common  Stock  - Class  A, no par  value,  100,000,000  shares  authorized;
        8,488,740 (Unaudited),9,880,000 and 9,880,000 shares
        issued and outstanding respectively                                     502,118            988            988
     Common Stock - Class B, no par value, no shares issued and
        outstanding                                                                --              --             --
     Treasury Stock Class A-Common 2,000,000 Shares                                 (45)           --             --
     Subscriptios Receivable-Common Stock-Class A                              (160,000)           --             --
     Accumulated Deficit                                                     (5,139,546)    (1,869,140)      (140,768)
                                                                            --------------- --------------  --------------
            Total stockholders' equity (deficit)                             (4,797,473)    (1,868,152)      (139,780)
                                                                            --------------- --------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 2,427,848     $1,396,910      $ 174,113
                                                                            =============== ==============  ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS

              For the Nine Months Ended September 30, 1998 and 1997
       (Unaudited) , For the Year Ended December 31, 1997, and From August
                    5, 1996 (Inception) to December 31, 1996

                                                             September 30,
                                                       --------------------------
                                                          1998           1997            1997           1996
                                                       -----------    -----------    -----------    -----------
                                                        (Unaudited)     (Unaudited)

SERVICE REVENUES, inclusive of interest charged        $ 2,348,420    $   342,396    $   694,093    $    33,662
     Less:  Contract cancellations                        (646,042)       (47,671)      (101,543)        (3,665)
               Contract discounts                         (274,070)       (32,513)       (40,720)        (2,541)
                                                       -----------    -----------    -----------    -----------
               Total, net                                1,428,308        262,212        551,830         27,456
DIRECT COST OF SERVICES                                  1,396,448        338,798        667,402         46,163
                                                       -----------    -----------    -----------    -----------
               Gross profit (loss)                          31,860        (76,586)      (115,572)       (18,707)
                                                       -----------    -----------    -----------    -----------
OPERATING EXPENSES
     Selling, General and administrative                 1,409,067        360,817        704,566         70,810
     New products research and development                 718,701        274,667        556,854         37,904
     Depreciation and amortization                          76,074         17,574         32,796          2,578
                                                       -----------    -----------    -----------    -----------
          Total operating expenses                       2,203,842        653,058      1,294,216        111,292
                                                       -----------    -----------    -----------    -----------
INCOME (LOSS) FROM OPERATIONS                           (2,171,982)      (729,644)    (1,409,788)      (129,999)
                                                       -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSE)
     Interest expense                                     (702,864)      (138,252)      (248,387)        (9,893)
     Interest income                                        22,800           --              126            112
     Non-trade receivables write-off and other, net       (419,348)       (66,836)       (70,323)          --
                                                       -----------    -----------    -----------    -----------
          Total, net                                    (1,099,412)      (205,088)      (318,584)        (9,781)
                                                       -----------    -----------    -----------    -----------
NET INCOME (LOSS)                                      $(3,271,394)   $  (934,732)   $(1,728,372)   $  (139,780)
                                                       ===========    ===========    ===========    ===========
EARNINGS PER SHARE                                     $     (0.36)   $     (0.09)   $     (0.17)   $     (0.01)
                                                       ===========    ===========    ===========    ===========
WEIGHTED AVERAGE CLASS A SHARES                         (9,184,370)     9,880,000      9,880,000      9,880,000
                                                       ===========    ===========    ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.
                             52

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Nine Months Ended September 30, 1998 (Unaudited), For the Year Ended December 31, 1997,
            and From August 5, 1996 (Inception) to December 31, 1996

                                                                      Common Stock - Class A
                                                          ----------------------------------------------
                                                           Number of                   Number of                 Stock
                                                            shares        Amount   shares held in  Amount     Subscription    Amount
                                                          outstanding                  treasury                Receivable   Deficit
                                                          -----------  ----------- -----------  -----------  ----------- -----------
BALANCE, August 5, 1996 (Inception)                                -        $ -             -      $ -             $ -          $ -
* Shares issued to initial stockholders at incorporation   9,880,000        988             -        -               -         (988)
Net loss                                                          -          -             -        -               -      (139,780)
                                                          -----------  ----------- -----------  -----------  ----------- -----------
BALANCE, December 31, 1996                                 9,880,000        988             -        -               -     (140,768)
Net loss                                                          -          -             -        -               -    (1,728,372)
                                                          -----------  ----------- -----------  -----------  ----------- -----------

BALANCE, December 31, 1997                                 9,880,000        988             -        -               -   (1,869,140)
* Shares issued pursuant to offering of promissory notes at a
     value of $.01 per share during January 1998 (Unaudited) 150,000      1,500             -        -               -            -
* Cancellation of treasury shares, February 1998 at $.0001
     per share (Unaudited)                                   (29,200)        (3)            -        -               -            -
* Shares issued to two individuals for services rendered at
     $.01 per share (Unaudited)                               48,000        200             -        -               -            -
* Cancellation of treasury shares, March 1998 at $.0001
      per share (Unaudited)                                  (20,000)        (2)            -        -               -            -
* Shares issued to trusts at $.01 per share (Unaudited)       25,000        250             -        -               -            -
* Cancellation of treasury shares at $.0001
     per share (Unaudited)                                   (25,000)        (2)            -        -               -            -
* Issuance of shares in exchange for members
    interest in LLC (Unaudited)                            8,205,800          -             -        -               -            -
* Cancellation of shares received and dissolution
     of LLC (Unaudited)                                   (8,205,800)      (821)            -        -               -          988
Repurchase of shares from initial stockholder at $.0001
     per share (Unaudited)                                  (800,000)         -       800,000      (80)              -            -
Shares issued to an induvidual at $.0001
     per share (Unaudited)                                   300,000          -      (300,000)      30               -            -
Shares issued to employees as bonus at $.0001
     per share (Unaudited)                                    49,500          -       (49,500)       5               -            -
Shares issued to an individual for cash and subscription
     agreement at $1.33 per share (Unaudited)                375,940    500,000             -        -        (160,000)           -
Shares issued to an individual pursuant to employment
     agreement at $.0001 per share (Unaudited)                84,000          8             -        -               -            -
Shares contributed to treasury by                         (1,549,500)         -     1,549,500        -               -            -
     initial stockholders (Unaudited)
Net Loss (Unaudited)                                              -           -             -        -               -   (3,271,394)
                                                          -----------  ----------- -----------  -----------  ----------- -----------
BALANCE, September 30, 1998 (Unaudited)                    8,488,740   $502,118     2,000,000    $ (45)     $ (160,000) $(5,139,546)
                                                         ===========  =========== ===========  ===========  =========== ===========

* After the effect of recapitalization

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

            CONSOLIDATED STATEMENTS OF CASH FLOWS For the Nine Months

                        Ended September 30, 1998 and 1997
       (Unaudited), For the Year Ended December 31, 1997, and From August
                    5, 1996 (Inception) to December 31, 1996

                                                                        September 30,
                                                                 ------------------------------
                                                                       1998          1997           1997           1996
                                                                    -----------    ---------     -----------     ---------

                                                                 (Unaudited)     (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                      $(3,271,394)     $ (934,732)  $ (1,728,372)   $ (139,780)
     Adjustments to reconcile net loss to net cash used
          in operating activities
               Nonmonetary stock transactions for expenses and other     2,073               -              -             -
               Depreciation and amortization                            93,376          24,408         45,550         3,581
           Change in operating assets and liabilities
               Contracts receivable                                      1,816        (528,906)      (748,427)     (161,445)
               Contracts receivable - related party                      3,616          (2,695)       (10,061)       (2,245)
               Prepaid expenses and other                              (49,012)         (8,506)       (16,473)       (6,929)
               Amounts due from related parties - current             (448,149)              -         (1,800)            -
               Deferred Offering Costs                                 (94,658)
               Intangible assets                                       (11,523)              -           (550)      (68,000)
               Deposits and other assets                              (209,052)        (24,101)       (33,588)       (5,030)
               Amounts due from related parties                         27,012         (59,475)       (19,406)       (9,440)
               Accounts payable                                         93,362         113,569        225,369        23,977
               Accrued payroll costs and wages                         (39,792)         76,833        194,123         7,497
               Other accrued liabilities                               110,298          19,623         34,009         6,135
               Unearned revenue                                       (497,140)        481,334        667,268        77,046
                                                                    -----------       ---------    -----------     ---------
                    Net cash used in operating activities           (4,289,167)       (842,648)    (1,392,358)     (274,633)
                                                                    -----------       ---------    -----------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                              (344,000)       (359,968)      (417,432)      (18,611)
     Investments in securities and investment trust                         -          (25,000)       (25,000)           -
                                                                            --         --------       --------           -
                    Net cash used in investing activities             (344,000)       (384,968)      (442,432)      (18,611)
                                                                    -----------       ---------    -----------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from debt                                              8,025,978       1,617,271      2,028,402       284,521
     Principle payments on debt                                     (3,732,447)       (345,883)      (198,002)      (85,283)
     Proceeds from sale of stock                                       340,000              -              -             -
                                                                    -----------       ---------    -----------     ---------
                    Net cash provided by financing activities        4,633,531       1,271,388      1,830,400       199,238
                                                                    -----------       ---------    -----------     ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                  364          43,772         (4,390)      (94,006)
CASH AND CASH EQUIVALENTS - BEG OF PERIOD                                1,604           5,994          5,994            -
                                                                    -----------       ---------    -----------     ---------
CASH AND CASH EQUIVALENTS - END OF PERIOD                          $     1,968      $   49,766   $     1,604     $ (94,006)
                                                                    -----------       ---------    -----------     ---------
SUPPLEMENTAL CASH FLOW INFORMATION Cash paid during the year for:
          Interest                                                 $   603,547      $  123,009   $   218,506     $  26,632
                                                                    -----------       ---------    -----------     ---------
          Income taxes                                             $         -      $        -   $         -     $       -
                                                                    -----------       ---------    -----------     ---------
SUPPLEMENTAL DISCLOSURES OF NONCASH
     INVESTING AND FINANCING ACTIVITIES
          Stock issued as compensation                             $       213
                                                                    -----------
          Stock issued as debt issue cost                          $     1,500
                                                                    -----------
          Debt exchange for corporate promissory notes             $   150,000
                                                                    -----------


              The accompanying notes are an integral part of these
                              financial statements

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS

         The Murdock Group Career Satisfaction Corporation (Company) is a job-search and employment consulting company. The Company services professionals with five or more years of experience who are dissatisfied with their career direction or current job situation. The Company offers job-search training workshops, consultants and coaches, and access to a job-search resource center. The Company also provides full-service hiring assistance, including training, recruiting, and outplacement, to corporations. The Company's main office is located in Salt Lake City, Utah. The Company has signed a lease for office space in Seattle, Washington and an office was opened there. Substantially all of the Company's revenue is from the services described above. At its inception, the Company purchased assets, a copyright, rights to the business name and miscellaneous intangible assets from an individual operating as a sole proprietorship DBA The Murdock Group.

         Envision Career Services LLC. DBA The Murdock Group (Envision), owned a majority share of the corporation prior to the business combination with the Company and its dissolution. Envision originally conducted the business activities explained above which now continue in the surviving corporate entity.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

         Consolidation principles - The accompanying consolidated financial statements include the accounts of the Companies as outlined in the business combination as explained in note 4. Intercompany transactions and balances have been eliminated in consolidation.

         Net income per share - The computation of net income (loss) per share of common stock is based on the weighted average number of shares outstanding during the period presented.

         Revenue Recognition - The Company provides most of its services under various types of contracts for services to be rendered. Revenue for these services is recognized as service is rendered, and the recognition is based on contract type. One year contract revenue is amortized evenly by month over a 12 month period. The portion of revenue that is unrecognized remains as unearned revenue until services have been rendered. A flex contract is amortized evenly by month over a 4-month period, and the unrecognized portion of revenue remains as unearned revenue until it has been earned. Revenue for 60-day guarantee and 90-day guarantee contracts is not recognized until the guarantee is fulfilled. When the guarantee has been fulfilled, the entire portion of revenue is recognized. Prior to fulfillment of the guarantee, it remains as unearned revenue. Unearned revenue is all unrecognized revenue for the above contract types, and is $247,174 (Unaudited), $744,314, and $77,046 for the periods ending September 30, 1998, (unaudited) December 31, 1997 and 1996, respectively. Revenue is recognized completely in the month it is earned for those services requiring less than one month to complete. Cash discounts, cancellations, and write-offs are recognized based on certain criteria such as time since last payment made, cancellation requests negotiated and granted, and contract price reduction due to early cash payment.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

         Cash and Cash Equivalents - The Company considers highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash and cash equivalents are recorded at cost, which approximates market value.

         Property and Equipment - Property and equipment are stated at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the terms of the respective leases or the estimated economic lives of the assets, whichever is shorter. The depreciation and amortization periods are as follows:

                  Computer equipment and software              3-5 years
                  Office equipment                               5 years
                  Art, furniture and fixtures                    7 years
                  Leasehold improvements and other               5 years

         Certain art works are artist originals and may or may not be depreciated.

         Upon retirement or other disposition of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts. The resulting gain or loss is reflected in income. Major renewals and betterments are capitalized while minor expenditures for maintenance and repairs are charged to expense as incurred.

         Intangible Assets - Intangible assets consist of the following amounts as of September 30, 1998 (Unaudited) and December 31, 1997 and 1996:
                                             1998           1997          1996
                                             ----           ----          ----
                                         (Unaudited)
Miscellaneous intangibles ............     $ 15,000      $ 15,000      $ 15,000
Copyright ............................       53,000        53,000        53,000
Organization costs ...................          550           550          --
Debt issue costs .....................       11,523          --            --
                                           --------      --------      --------
Total ................................       80,073        68,550        68,000
Less accumulated amortization ........      (22,477)       (9,256)       (2,722)
                                           --------      --------      --------
                                           $ 57,596      $ 59,294      $ 65,278
                                           ========      ========      ========

         Goodwill and organization costs are amortized using the straight-line method over 5 years. The copyright is amortized using the straight-line method over 15 years. Debt issue costs are amortized using the straight-line method over 2 years.

         Accounting for the Impairment of Long-Lived Assets - The Company accounts for impairment of long-lived assets in accordance with
         Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of long-lived Assets and for long-lived Assets to be Disposed of." SFAS 121 requires that long-lived assets be reviewed for impairment whenever events of changes in circumstances indicate that the book value of the asset may not be recoverable. The Company evaluates at each balance sheet date whether events and circumstances have occurred that indicate possible impairment. In accordance with SFAS No. 121, the Company uses an estimate of the future undiscounted net cash flows of the related assets over the remaining life in measuring whether the assets are recoverable.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -CONTINUED

         Income Taxes - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred income taxes related primarily to the difference between the corporation reporting income on the cash basis for tax purposes and the reporting of income on the accrual basis of accounting for financial statement purposes. Deferred income taxes represent the future income tax consequence of those timing differences, which will in the future be taxable or deductible when the assets or liabilities are recovered or settled.

         Concentrations of Credit Risk - The Company's financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash, contracts receivable, and loans to related parties. In the normal course of business, the Company provides credit terms to its customers. The Company's contracts receivable are mainly with individuals residing across the Wasatch Front of Utah. The Company performs on going credit evaluations of its customers and maintains allowances for possible losses, but typically does not require collateral. Total contracts receivable net of allowances were $816,746, (unaudited) $822,178 and $63,690 at September 30, 1998 (Unaudited) and December 31, 1997 and 1996 respectively.

         Unaudited and Audited Interim Information - In the opinion of management, the unaudited financial statements reflect all adjustments, consisting only of normal adjustments, necessary to present fairly the results of operations and cash flows for the nine months ended September 30, 1998 and 1997. The results of operations and cash flows for the nine months ended September 30, 1998 and 1997 should not necessarily be taken as indicative of the results of operations and cash flows for the entire year ending December 31, 1998, and 1997.

         Research and Development Costs - Research and Development costs are expensed as incurred.

         Reclassification - Certain accounts have been reclassified to conform with current presentations.

NOTE 3 - CONTRACTS RECEIVABLE - NON RELATED

         Contracts receivable consists of the following:

                                      September 30,   December 31,  December 31,
         CURRENT                         1998             1997           1996
         -------                         ----             ----             ----
                                       (Unaudited)
Contracts Receivable                   $ 685,356       $ 457,732       $  25,768
Write-Off Allowance                     (127,678)        (75,777)           --
                                       ---------       ---------       ---------
         Net                           $ 557,678       $ 381,955       $  25,768
                                       =========       =========       =========

                                      September 30,   December 31,  December 31,
         NON-CURRNET                     1998             1997           1996
         -----------                     ----             ----           ----
                                      (Unaudited)
Contracts Receivable                   $ 307,700       $ 516,009       $  35,677
Write-Off Allowance                      (57,322)        (88,092)           --
                                       ---------       ---------       ---------
         Net                           $ 250,378       $ 427,917       $  35,677
                                       =========       =========       =========

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - CONTRACTS RECEIVABLE - NON RELATED - CONTINUED

                                      September 30,   December 31,  December 31,
         TOTAL                            1998            1997           1996
         ---------                        ----            ----           ----
                                      (Unaudited)
Contracts Receivable                   $ 993,056       $ 973,741       $  61,445
Write-Off Allowance                     (185,000)       (163,869)           --
                                       ---------       ---------       ---------
         Net                           $ 808,056       $ 809,872       $  61,445
                                       =========       =========       =========

NOTE 4 - BUSINESS COMBINATION

         Effective May 31, 1998, the members of the limited liability company (Envision) exchanged their membership interest for shares of stock in The Murdock Group Career Satisfaction Corporation (Murdock), a Utah Corporation. Envision's members conveyed all of their membership interest to Murdock in exchange for 8,205,800 shares of Murdock stock. As a result of the transaction, Envision's membership interests in Envision were terminated and Envision was dissolved. As a result of the exchange, a majority of Murdock stock was owned by Envision members and they assumed the operating control of the combined entity, Murdock. Where the ownership and operating control in the combined entity reside in shareholders of the acquired corporation, generally accepted accounting principles require that Envision be treated as the purchaser for accounting presentation. The business combination of Murdock with Envision was accounted for as a combination of entities under common control, similar to a pooling of interests. No acquired assets or liabilities were adjusted to fair value. Murdock had no operating or material assets or liabilities prior to May 31, 1998, and the financial statements are essentially the historical financial statements of Envision. Envision's equity has been adjusted to reflect the above accounting treatment, therefore, consolidated historical data of Envision from inception has been combined and shown in these financial statements until the liquidation of Envision.

NOTE 5 - INVESTMENTS AND OTHER ASSETS

         The securities investments held by the Company have been classified as available-for-sale securities. Securities are recorded at fair value and are recorded in the investments and other assets section on the balance sheet. Any change in the fair value of the securities during the periods shown is excluded from earnings and is recorded as a separate component of equity. The Company paid nothing for the securities held and it is believed that the fair value of the securities at the periods shown was also zero, so no change in value has been recorded in the financial statements and there are no unrealized holding gains or losses.

         The Company has a 10% interest in a trust that engages in investing activities. It paid $25,000 for its ownership interest. Investments in companies or entities in which the Company has less than a 20% interest are carried at cost. Dividends received from those companies are included in other income.

NOTE 6 - NONCANCELABLE OPERATING LEASES

         The Company leases office facilities under noncancelable operating leases. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - NONCANCELABLE OPERATING LEASES - CONTINUED

         Future minimum lease payments under noncancelable operating leases are as follows:

                  Calendar Year Ending September 30,            Amount
                  ----------------------------------         ------------
                                   (Unaudited)
                  1998                                       $    399,068
                  1999                                            493,450
                  2000                                            352,107
                  2001                                            369,982
                  2002                                            386,407
                  Thereafter                                      202,885
                                                             ------------
                                                             $  2,203,899
                                                             ============
                  Fiscal Year Ending December 31,               Amount
                  ------------------------------             ------------
                  1998                                       $    361,823
                  1999                                            343,036
                  2000                                            195,960
                  2001                                            208,108
                  2002                                            218,800
                  Thereafter                                       73,960
                                                             -------------
                                                             $   1,401,687
                                                             =============
         Facility rental expense for the periods ending September 30, 1998 (Unaudited), December 31, 1997 and 1996 totaled approximately $307,761 (Unaudited), $135,146, and $7,735 respectively.

NOTE 7 - CAPITAL LEASES

         The Company is the lessee of computer software, hardware, and office furniture and fixtures under capital leases expiring in various years through the year 2002 and thereafter. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized (or depreciated) over the lower of their related lease terms or their estimated productive lives. Amortization (or depreciation) of assets under capital leases is included in depreciation expense for September 30, 1998 (Unaudited), December 31, 1997 and 1996.

         Following is a summary of property held under capital leases:

                                       September 30,   December 31  December 31,
                                            1998           1997          1996
                                          ---------     ---------     ---------
                                                                     (Unaudited)
Computer equipment                        $  92,617      $140,256  $      5,521
Equipment, furniture and fixtures           205,811        70,956          --
Leasehold improvements and other             48,430        48,430          --
                                          ---------     ---------     ---------

                                            346,858       259,642         5,521
Less: accumulated amortization
     (or depreciation)                      (53,373)      (20,295)         (184)
                                          ---------     ---------     ---------

                                          $ 293,485      $239,347   $     5,337
                                          =========     =========     =========

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CAPITAL LEASES - CONTINUED

         Minimum future lease payments under capital leases for each of the next five years and in the aggregate at September 30, 1998 (Unaudited) and December 31, 1997 are:

                  Fiscal Year Ending December 31,                        Amount
                  -------------------------------                        ------
                                1998                                  $  38,724
                                1999                                    150,618
                                2000                                    128,559
                                2001                                     51,863
                                2002                                     28,321
Thereafter                                                               11,374

         Total Minimum Lease Payments                                   409,459
         Less:  Executory costs                                            --
                                                                      ---------

         Net minimum lease payments                                     409,459
         Less:  Amount representing interest                            (55,273)
                                                                      ---------

         Present value of net minimum lease payment                     354,186
         Less current portion                                           (90,681)
                                                                      ---------

         Long-term portion                                            $ 263,505
                                                                      =========

                  Fiscal year ending December 31, 1997                   Amount
                  ------------------------------------                   ------
                                1998                                  $  97,938
                                1999                                     70,674
                                2000                                     61,050
                                2001                                     39,106
                                2002                                     28,484
                                2003                                          --
                                                                      ---------

         Total minimum lease payments                                   297,252
         Less: Executory costs                                             --
                                                                      ---------
         Net minimum lease payment                                      297,252
         Less:  Amount representing interest                            (90,912)
                                                                      ---------

         Present value of net minimum lease payments                    206,340
         Less current portion                                           (59,066)
                                                                      ---------

         Long-term portion                                            $ 147,274
                                                                      =========

         Interest rates on capitalized leases average 28% to 32% and are imputed based on the lower of Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial operating losses since inception. In addition, the Company has used substantial amounts of working capital in its operations. Further, at September 30, 1998 (Unaudited) and December 31, 1997, current liabilities exceed current assets by $3,669,405 (Unaudited) and $1,140,334 respectively, and total liabilities exceed total assets by $4,797,473 (Unaudited) and $1,868,152, respectively.

         In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon continued
         operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

         Management believes that a major contribution of losses to date were incurred while developing the Company's proprietary job-search technology into a training system that serviced a larger volume of customers. The Company has completed development on the training system and anticipates that it now has a product that can be serviced profitably. In September 1998, the Company moved 13 employees out of the Salt Lake City office to open a satellite office in Seattle because that additional staff was no longer needed to service the newer, more efficient product. Other satellite offices are planned for first quarter 1999.

         The Company intends to allocate administrative costs across multiple locations, thereby reducing the financial impact of the Company's investment to date in infrastructure items such as computer technology and human resources, accounting, and operations staff. Management also anticipates a reduction in charge-off expense with the new product. Management expects that completion of the public offering described in
         Note 11 will enable the Company to restructure or pay off the majority of its high-interest debts, thereby reducing monthly interest expense.

         To summarize, management's plan for overcoming losses includes moving staff to satellite offices, allocating infrastructure investment across multiple locations, reducing charge-off expense, and reducing interest expense.

NOTE 9 - DUE FROM RELATED PARTIES

         Amounts due from related parties consists of the following:

                                                    September 30,      December 31,     December 31,
                                                       1998               1997             1996
                                                       ----               ----             ----
                                                     (Unaudited)
         Loans to officers, directors and LLC
         members. The loans are unsecured
         with interest at 8%                         $ 331,494         $   86,095       $   9,440

         Less allowance for uncollectibility
         due to personal guarantees on other
         Company debts                                (331,494)           (86,095)              -


                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - DUE FROM RELATED PARTIES - CONTINUED

                                        September 30,  December 31, December 31,
                                             1998        1997          1996
                                             ----        ----          ----
                                          (Unaudited)
Advance due from relative of stockholder,
director, and LLC member, repaid in
October, 1998 (Unaudited)                  $  75,000    $    --     $    --

Loan due from employee at 6% interest,
due July 14, 2000, unsecured                   4,000         --          --

Loan to an affiliated company through a revolving line of credit dated November 30, 1996, loans carry interest at 10%, loan
balance is unsecured                         298,024       28,846        --

Loan to employee, repaid in
October, 1998 (Unaudited)                     67,000         --          --

Employee advances, no interest and
unsecured, paid by payroll deductions          7,759        1,800        --
                                           ---------    ---------   ---------

Total                                        451,783       30,646       9,440

Less current portion                        (449,949)      (1,800)        --
                                           ---------    ---------   ---------

Long-term portion                          $   1,834    $  28,846   $   9,440
                                           =========    =========   =========

NOTE 10 - RELATED PARTY TRANSACTIONS

         The Company regularly purchases computer hardware, software, and services from Coastlink Consulting, which is a sole proprietorship registered in the State of Utah. The owner of Coastlink Consulting is also an officer and employee of the Company.

         The Company has a consulting agreement with an owner and employee of The Pinebrook Group, which is a sole proprietorship registered in the State of Utah. The owner employee of Pinebrook was also a shareholder in The Murdock Group Career Satisfaction Corporation until the Company repurchased all of the shares owned by the individual (see note 21).

         During January of 1998, the Company sold $375,000 of Promissory notes and issued 150,000 Class A shares to related parties pursuant to a private placement memorandum. The Company is paying interest of 16% to 18% on these notes (See note 18).

         Interest paid to related parties at December 31, 1997 and 1996 was approximately , $23,670 and $3,521 respectively.

         The Company made advances and short-term loans to employees and other related parties amounting to $284,334, $30,646, and $0 as of September 30, 1998, December 31, 1997, and December 31, 1996, respectively.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - RELATED PARTY TRANSACTIONS - CONTINUED

         Officers, directors and majority shareholders owed the Company $331,494, $86,095, and $9,440 as of September 30, 1998 December 31,
         1997 and December 31, 1996, respectively. The Company has provided an allowance for these receivable amounts.

         The Company was indebted to employees $340,000, $0, and $0 as of September 30, 1998, December 31, 1997 and December 31, 1996, respectively, relating to a private placement offering, and owed the parents of an employee $49,089 for funds advanced to the Company under a line of credit arrangement as of September 30, 1998.

NOTE 11 - PROPOSED PUBLIC OFFERING

         The Company is preparing a prospectus for an initial public offering, consisting of the sale of Company shares and the issuance of bonds (repaying principal and 15% interest compounded annually at the end of 4 years). In addition, four of the corporations stockholders are seeking to sell shares. The Company is planning to pay a sales commission on the sale of its shares and its bonds. Direct costs of the offering are estimated to be $200,000. The shares and bonds issued will be those of the corporation remaining after the business combination (See Note 4).

NOTE 12 - EMPLOYEE LEASING COMPANY

         The Company is not the employer of record for the employees of the Company. The Company uses an employee leasing company named Employers Solutions Group (ESG). ESG is the official employer of record and all benefits are administered on its plans. This includes, but is not limited to, medical and dental insurance, flex days off, 401k plan, cafeteria plan, and all applicable payroll taxes, filings and notifications. ESG bills the Company for the services it provides.

NOTE 13 - CONVERTIBLE BONDS

         The Company has sold $240,000 of Convertible Bonds, ($140,000 of which is unaudited), to various trusts pursuant to a Regulation D Offering utilizing a Disclosure Memorandum dated April 29, 1998. The bonds are convertible to Class A common shares of the Company (the "Shares") upon the terms set forth below.

         If and when a public offering of Shares is approved by an appropriate securities regulatory agency, and upon Company receipt of the Bond holders' notice(s) of intent to convert, the Bonds may be converted to Shares at a discount of 20% from the offering price, but only until such date, if any, that the Shares are listed for trading on a public exchange.

         After the Listing Date, and upon Company receipt of a conversion notice from the bondholder(s), the Bond(s) may be converted into Shares only upon the following terms:

                  During a 6-month period commencing on the Listing Date, the Bonds may be converted to Shares at a discount of 20% from the average Share trading price during the 30-day period prior to Company receipt of the conversion notice.

         During the period from 7 to 18 months after the Listing Date, the Bonds may be converted to Shares at a discount of 10% from the average Share trading price during the 30-day period prior to Company receipt of the conversion notice.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - CONVERTIBLE BONDS - CONTINUED

                  During a 6-month period commencing on the Listing Date, the Bonds may be converted to Shares at a discount of 20% from the average Share trading price during the 30-day period prior to Company receipt of the conversion notice.

                  During the period from 7 to 18 months after the Listing Date, the Bonds may be converted to Shares at a discount of 10% from the average Share trading price during the 30-day period prior to Company receipt of the conversion notice.

         The Bonds may be converted to Shares only in increments of $1,000. No fractional Shares will be issued. Converted Bonds will be canceled upon issuance of Shares to the converting Bond holder(s).

         The Bonds are callable by the Company at any time upon 30-day written notice (the "Exercise Period") to the Bond holder(s). During the Exercise Period such Bond holder(s) may elect to convert the Bonds to Shares upon the discount terms set forth above. If the Company does not receive a conversion notice from such Bond holder(s) within the Exercise Period, the Company shall pay to such holders all principal and accrued interest with respect to such Bond(s) within 30 days of the end of the Exercise Period.

         As of the present date, the Company's shares have not been approved for public sale. Accordingly, no conversion notices have been received.

NOTE 14 - INCOME TAXES

         Income tax provision consists of the following:

         Current income taxes payable                $         -
         Deferred tax benefit                            (20,702)
         Allowance for realization                        20,702
                                                     -----------
                                                     $         -
                                                     ===========

         Deferred income tax liability or benefit results from timing differences in the recognition of revenues and expenses for tax and financial purposes. The source of the timing differences is using the cash basis of accounting for income tax and accrual accounting for the basis of financial income. The Company has set up an $20,702 allowance for the tax benefit at September 30, 1998 (Unaudited).

         Losses prior to the business combination can not be carried forward or back. At September 30, 1998 (Unaudited) the company had $1,291,373 of losses which could be carried forward. The company has also set up an allowance for this tax benefit at September 30, 1998 (Unaudited).

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHORT-TERM DEBT
                                                                                           Sept 30,       Dec. 31,      Dec. 31,
Short-term debt consists of the following:                                                  1998           1997         1996
                                                                                            ----           ----         ----
                                                                                         (Unaudited)
Note for purchase of Copyright, dated August 1, 1996, with no stated interest rate,
due April 1, 1997. Unsecured.                                                           $        -    $        -     $ 53,000

Note with an Individual on September 6, 1996  with 22% interest. Due June 1,
1997. Secured by personal guarantee of officer, director and LLC member.                         -             -       20,000

Note with an individual  dated October 18, 1996 with 20% interest.  Due November
18, 1996, with option to extend for additional 30-day increments, secured by
personal guarantee of officer, director and LLC member.                                          -             -        5,000

Note with an individual on November 1, 1996 with 18% interest. Due October
31, 1997. Secured by personal property and personal guarantee of officer,
director and LLC member.                                                                         -             -       52,353

Note with an individual dated December 31, 1997 with interest of $1,000 per week outstanding. Due January 5, 1998. Secured by a personal guarantee
of officer, director and LLC member.                                                             -        11,000            -

Note with a company dated December 20, 1997 with 8%  interest. Due date
February 20, 1998. Unsecured.                                                                    -        25,000            -

Note with an  investment group dated December 30, 1997 with no
interest rate or due date stated. Unsecured.                                                     -        12,000            -

Note with a trust dated November 28, 1997 with 48% interest, due
January 30, 1998. Unsecured.                                                                     -        15,000            -

Note with Trust dated June 10, 1997,  24%  interest.  Interest  only payments of
$1,000 per month for 12 months. Payment of $50,000 due June 10, 1998. Secured by
$50,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                         -        50,000            -

Note with two  individuals  dated May 20, 1998 with 24% interest.  Interest only payments of $10,000 per month for 6 months. Payment of $500,000 due December 31,
1998.  Secured by $500,000 in accounts  receivable  and a personal  guarantee by majority owners and members. New accounts receivable must be substituted every 4 to 6 weeks as accounts  receivable which originally secured the loan become paid off, paid down, canceled, renegotiated, or
written off.                                                                               500,000             -            -

Note with a Trust, dated April 28, 1998, 36% interest. Interest only payments of
$4,500 per month for 12 months.  Payment of $150,000 due April 28, 1999. Secured by $150,000 in accounts receivable. Accounts receivable which originally secured this loan may have been paid off, paid down, renogotiated,
or  written off since the loan inception.                                                  150,000             -            -

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHORT-TERM DEBT - CONTINUED

                                                                                          Sept 30,       Dec. 31,      Dec. 31,
Short-term debt consists of the following:                                                  1998           1997         1996
                                                                                            ----           ----         ----
                                                                                         (Unaudited)
Note with a Trust dated January 19, 1998, 36% interest. Interest only payments of
$1,500 per month for 12 months. Payment of $50,000 due January 19, 1999.
Secured by $70,000 in accounts receivable. Accounts receivable which originally secured  this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                  $ 50,000       $     -      $     -

Note with a Trust dated April 28, 1998, 24% interest.  Interest only payments of
$800 per month for 12 months.  Payment of $40,000 due April 28, 1999. Secured by
$40,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    40,000             -            -

Note with a Trust dated May 8, 1998,  24%  interest.  Interest  only  payment of
$1,000 per month for 12 months.  Payment of $50,000 due May  8,1999.  Secured by
$50,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    50,000             -            -

Note with a Trust dated May 8, 1998,  24%  interest.  Interest  only payments of
$1,000 per month for 12 months and payment of $25,000  due May 8, 1999.  Secured by $25,000 in accounts receivable.  Accounts receivable which originally secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    25,000             -            -

Note with a Trust dated May 13, 1998,  24%  interest.  Interest only payments of
$500 per month for 12 months.  Payment of $25,000  due May 13,  1999  Secured by
$25,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    25,000             -            -

Note with a Trust dated April 3, 1998,  36% interest.  Interest only payments of
$4,500 per month for 12 months. Payment of $150,000 due April 3,1999. Secured by
$150,000 in accounts  receivable.  Accounts  receivable which originally secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                   150,000             -            -

Note with a Trust dated April 3, 1998,  36% interest.  Interest only payments of
$4,500 per month for 12 months.  Payment of $150,000 due April 3, 1999.  Secured by $150,000 in accounts receivable. Accounts receivable which originally secured this loan may have been paid off, paid down, renegotiated,
or  written off since the loan inception.                                                  150,000             -            -

Note with two individuals dated August 24, 1998 with 24% interest. Interest only payments  of $1,000 per month for 12 months.  Payment of $50,000  due August 24,
1999.  Secured by $50,000 in accounts  receivable  and a personal  guarantee  by majority owners and members. New accounts receivable must be substituted every 4 to 6 weeks as accounts  receivable which originally secured the loan become paid off, paid down, canceled, renegotiated, or
written off.                                                                                50,000             -            -

Note with an Individual dated September 14, 1998  with principal and interest
payment of $44,000 due on October 14, 1998 . Unsecured.                                     40,000             -            -

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHORT-TERM DEBT - CONTINUED

                                                                                         Sept 30,       Dec. 31,      Dec. 31,
Short-term debt consists of the following:                                                  1998           1997         1996
                                                                                            ----           ----         ----
                                                                                     (Unaudited)
Note with a Company on September 11, 1998  with principal and interest payments
of $210,000 due on October 1, 1998. Unsecured.                                           $ 200,000       $     -      $     -

Note with an Individual dated August 27, 1998  with 36% interest. Due October 27,
1998. Secured by $50,000 in accounts receivable contracts. Accounts receivable which        50,000             -            -
originally secured   this loan may have been paid off, paid down, renegotiated, or written off since the loan inception.

Note with a Company dated September 21, 1998  with 36% interest. Due December 21,
1998. Unsecured.                                                                           300,000             -            -

Note with an Individual dated September 14, 1998  with 30% interest. Due March 14,
1999. Unsecured.                                                                            10,000             -            -

Note with a Trust  dated  August  26 with  1998,  36%  interest.  Interest  only payments of $6,000 per month for 4 months.  Payment of $200,000 due December 26,
1998  Secured by $200,000  in accounts  receivable.  Accounts  receivable  which originally secured this loan may have been paid off, paid down, renegotiated, or written off,  since the loan  inception.  Personally  guaranteed  by an officer, director
and major shareholder of the Company.                                                      200,000             -            -

Note with a Trust dated May 13, 1998 with 24%  interest.  Interest only payments of $3,000  per month for 3 months.  Payment of  $100,000  due  December  9, 1998
Secured by $100,000 in accounts receivable. Accounts receivable which originally secured this loan may have been paid off,  paid down,  renegotiated,  or written off, since the loan inception. Personally guaranteed by an officer, director
and major shareholder of the Company.                                                      100,000             -            -

Note with a Company dated  September  28, 1998 with 36% interest.  Due September
28, 1998.  Interest only payments of $2,100 per month for 12 months.  Secured by
$70,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    70,000             -            -

Note with an Individual dated August 11, 1998 with 30% interest.  Due August 11,
1999.  Interest  only  payments  of $2,100 per month for 12  months.  Secured by
$22,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                                    22,000             -            -

Note with an Individual  dated August 24, 1998 with 24% interest.  Interest only payments  of $1,000 per month for 12 months.  Payment of $50,000  due August 24,
1999.  Secured by $50,000 in  accounts  receivable.  Accounts  receivable  which originally secured this loan may have been paid off, paid down, renegotiated, or written  off,  since the loan  inception.  Personally  guaranteed  by  officers, directors
and major shareholders of the Company.                                                      50,000             -            -

Note with an individual  dated  September  21, 1998 with 24% interest.  Interest only  payments  of $1,200  per month  for 12  months.  Payment  of  $60,000  due
September  21,  1999.  Secured  by  $60,000  in  accounts  receivable.  Accounts receivable which originally secured this loan may have been paid off, paid down, renegotiated, or written off, since the loan inception. Personally guaranteed by officers, directors,
and major shareholders of the Company.                                                      60,000             -            -

Note with an Individual dated September 25, 1998  with 30% interest. Due March 25,
1999. Unsecured.                                                                            10,000             -            -

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SHORT-TERM DEBT - CONTINUED

                                                                                           Sept 30,       Dec. 31,      Dec. 31,
Short-term debt consists of the following:                                                  1998           1997           1996
                                                                                            ----           ----           ----
                                                                                         (Unaudited)
Note with an individual dated September 22, 1998 with 24% interest. Interest only payments of $300 per month for  12 months. Payment of $15,000 due September 22, 1999
Secured by $15,000 in accounts receivable. Accounts receivable which
originally secured   this loan may have been paid off, paid down, renegotiated, or written off since the loan inception. Personally guaranteed by officers, directors,
and major shareholders of the Company.                                                    $ 15,000     $       -    $       -

Note with an Individual dated September 9, 1998  with 30% interest. Due March 9,
1999. Unsecured.                                                                            16,000             -            -

Note with a Trust dated June 1, 1998,  36%  interest.  Interest only payments of
$3,000 per month for 12 months.  Payment of $100,000 due June 1, 1999 Secured by
$100,000 in accounts  receivable.  Accounts  receivable which originally secured this loan may have been paid off, paid down, renegotiated, or written off, since the loan inception. Personally guaranteed by officers, directors
and major shareholders of the Company.                                                     100,000             -            -

Advance from Trusts dated September 10, 1998, No stated interest.
Principal payment due within 30 days.  Unsecured                                            37,000

Advance from Individuals dated September 30, 1998 with no stated interest.
Due within 30 days. Unsecured.                                                              40,000

Note with a Trust dated July 29, 1998  with 30% Interest.  Interest payments of $2,000
due monthly and principal payment due September 29, 1998. Unsecured.                       100,000

Note with a Trust dated September 14, 1998 with 30% interest. Interest plus
principal payment due June 1, 1999.  Unsecured                                             100,000             -            -
                                                                                       ------------    ----------   ---------
             Total short-term debt                                                      $ 2,710,000    $ 113,000    $ 130,353
                                                                                       ============    ==========   =========

                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SHORT TERM DEBT WITH RELATED PARTIES

Related party short-term debt consists of the following:                        Sept 30,       Dec. 31,    Dec. 31,
                                                                                 1998           1997         1996
                                                                                 ----           ----         ----
                                                                               (Unaudited)
Note with LLC Members' personal relation dated August 1, 1996                   $     -       $     -     $ 10,000
with 10% interest. Due February 7, 1997. Unsecured.

Note with LLC Members' personal relation dated August 1, 1996                         -             -        5,000
with 10% interest. Due July 30, 1997. Unsecured.

Loan with individual, no stated interest rate or due date, secured by                 -             -       15,000
personal guarantee by officer, director and LLC member.

Loan with a corporate officer and LLC member, with interest of 8%,                    -             -       13,090
Unsecured.

Note with an individual on August 1, 1996 with 20% interest. Due March 1997,          -             -       20,000
Unsecured.

Revolving line of credit with an affiliated company,  with 12% interest on            -             -        1,236
month end balance. Unsecured.

Note with an employee dated November 28, 1997 with interest at 25%,                   -        20,000            -
and no due date stated. Unsecured.

Note with an employee dated November 20, 1997, no interest rate or due                -        15,101            -
date stated. Unsecured.

Note with an employee dated October 16, 1997 with no interest rate or                 -         5,655            -
due date stated. Unsecured.

Note with an employee dated December 31, 1997, no interest rate or due                -        19,000            -
date stated. Unsecured.

Note with LLC Member's personal relation dated November 3, 1997 with                  -         5,000            -
10% interest, no due date stated. Unsecured.

Note with LLC Member's personal relation dated November 20, 1997,                     -        10,000            -
with 10% interest, no due date stated. Unsecured.

Short-term line of credit with an employee's parents, with 10 1/2% interest,          -        36,683            -
due December 30, 1998. Unsecured.

Short-term note with employee and employee's parents, dated May 21, 1997.
with 22% interest. Per agreement, interest is reinvested monthly.                     -        17,132            -
Payment of principal and interest due at end of agreement.

Note with an employee dated July 16, 1998, no interest rate or due               25,000             -            -
date stated. Unsecured.

Note with an employee dated July 28, 1998, with 24%  interest rate               16,500             -            -
Due May 13, 1999. Unsecured.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - SHORT TERM DEBT WITH RELATED PARTIES - CONTINUED
                                                                            Sept 30,         Dec. 31,      Dec. 31,
Related party short-term debt consists of the following:                      1998             1997         1996
                                                                              ----             ----         ----
                                                                          (Unaudited)
Note with an employee dated September 1, 1998, no interest rate or due
date stated. Unsecured.                                                        $ 25,000     $       -     $      -

Note with personal relation of officer, director, and shareholder
dated July 29, 1998 with no interest rate or due date stated.                    19,000             -            -

Advance from related parties dated September 22-30, 1998
with no stated interest, due in less than 30 days                               197,000             -            -
                                                                              ----------    ---------     --------
     Total short-term debt with related parties                               $ 238,500     $ 128,571     $ 64,326
                                                                              ==========    ==========    ========

                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - LONG-TERM DEBT

Long-term debt consists of the following:
                                                                                     Sept 30,         Dec. 31,       Dec. 31,
                                                                                      1998             1997            1996
                                                                                      ----             ----            ----
                                                                                    Unaudited)
Note with a Trust dated June 1, 1997 ,18%  interest.  Interest  only payments of
$900 per month for 36 months.  Payment of $60,000  due June 1, 2000.  Secured by
$60,000 in accounts  receivable.  Accounts  receivable which originally  secured this loan may have been paid off, paid down, cancelled,
renegotiated, or written off, since the loan inception.                              $ 60,000       $ 60,000             $ -

Note with a Trust dated July 28, 1997, 18% interest. Interest only payments of
$5,625 per month for 24 months. Payment of $375,000 due
August 1, 1999. Secured by $375,000 in accounts receivable.
Accounts receivable which  originally secured this loan may have been paid
off, paid down, cancelled,  renegotiated, or written off since the loan inception.    375,000        375,000               -

Note with a finance group dated December 24, 1997, 30% interest. Interest only payments of $1,250 per month  for 24 months. Payment of
$50,000 due December 24, 1999. Secured by personal guarantee of
majority owner and LLC members.                                                        50,000         50,000               -

Note with a finance group dated December  22, 1997, 30% interest. Interest only payments of $1,250 per month for 24 months. Payment of
$50,000 due December 22, 1999. Secured by personal guarantee of
majority owner and LLC members.                                                        50,000         50,000               -

Note with a Trust, dated February 1, 1997, 24% interest. Interest only payments of $2,000 per month for 36 months. Payment of $100,000 due
February 1, 2000. Secured by $100,000 in accounts receivable.
Accounts receivable which originally secured this loan may have been paid off,
paid down, cancelled, renegotiated, or written off since the loan inception.          100,000        100,000               -

Note with a Trust, dated March 1, 1997, 24% interest. Interest only payments of $2,000 per month for 36 months. Payment of $100,000 due
March 1, 2000. Secured by $100,000 in accounts receivable.
Accounts receivable which originally secured this loan may have been paid off,
paid down, cancelled, renegotiated, or written off since the loan inception.          100,000        100,000               -

Note with a Trust, dated March 1, 1997, 24% interest. Interest only payments of $2,000  per month for 36 months. Payment  of $100,000 due
April 1, 2000. Secured by $100,000 in accounts receivable.
Accounts receivable which originally secured this loan may have been paid off,
paid down, cancelled, renegotiated, or written off since the loan inception.          100,000        100,000               -

                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - LONG-TERM DEBT - CONTINUED
                                                                                    Sept 30,        Dec. 31,       Dec. 31,
                                                                                     1998            1997            1996
                                                                                     ----            ----            ----
                                                                                 (Unaudited)
                                                                                     >
Note with a Trust dated April 10, 1997, 30% interest.  Interest only payments of
$2,500 per month for 36 months.  Payment of $100,000 due May 1, 2000. Secured by
$100,000 in accounts  receivable.  Accounts  receivable which originally secured this loan may have been paid off,
paid down, cancelled, renegotiated, or written off since the loan inception.        $100,000      $ 100,000             $ -

Note with a Trust dated July 15, 1997, 18% interest. Interest only payments of $975 per month for 36 months. Payment of $65,000 due July 15, 2000.
Secured  by $65,000 in accounts receivable. Accounts receivable which originally secured this loan may have been paid off, paid down, renegotiated,
or written off since the loan inception.                                              65,000         65,000               -

Note with a  Trust dated August 15, 1997, 18% interest. Interest only  payments of $1,350  per month for 36 months. Payment of $90,000 due
August 15, 2000. Secured by $90,000 in accounts  receivable.  Accounts receivable which originally secured this loan may have been paid off, paid down,
renegotiated, or written off  since the loan inception.                               90,000         90,000               -

Note with Trust dated September 25, 1997, 18% interest. Interest only payments of $2,625 per month for 24 months. Payment of  $175,000 due
September 25, 1999. Secured by $175,000 in accounts receivable.
Accounts receivable which originally secured this loan may have
been paid off, paid down, renegotiated, or written off since the loan inception.     175,000        175,000               -

Note with Trust dated October 21, 1997, 18% interest. Interest only payments of $2,475 per month for 24 months. Payment of $165,000
due October 21, 1999. Secured by $165,000 in accounts receivable. Accounts receivable which originally secured this loan may have been paid off, paid down,
renegotiated, or written off since the loan inception.                               165,000        165,000               -

Note with an individual dated February 26, 1997, 18% interest. Monthly principal and  interest  payments of $362 per month for 36 months with a maturity  date of
February 26,  2000.  Secured by $20,000 in accounts  receivable  and by personal guarantees of majority owners and members.  Accounts receivable which originally secured this loan may have been paid off, paid down,
renegotiated, or written off since the loan inception.                                 5,387          7,736               -


                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - LONG-TERM DEBT - CONTINUED
                                                                                            Sept 30,       Dec. 31,        Dec. 31,
                                                                                             1998            1997            1996
                                                                                          ------------------------------------------
                                                                                         (Unaudited)
Note with a Trust dated July 21, 1997,  24% interest.  Interest only payments of
$720 per month for 24 months.  Payment of $36,000 due August 1, 1999. Secured by
$36,000 in accounts receivable.  Accounts receivable which secured this loan may have been paid off, paid down, renegotiated, or written
off since the loan inception.                                                            $ 31,000       $ 36,000             $ -

Note with a finance group, dated February 13, 1998, 30% interest. Interest only payments of $1,250 per month for 24 months. Payment of $50,000 due February 13, 2000.  Secured by personal guarantees of majority owners
and LLC members.                                                                           50,000              -               -

Note with a finance group , dated February 5, 1998, 30% interest. Interest only payments of $2,500 per month for 24 months. Payment  of $100,000 due February 5, 2000. Secured by personal guarantees of majority owners and
LLC members.                                                                              100,000              -               -

Note with a finance group, dated March 23, 1998, 30% interest. Interest only payments of $3,750  per month for 24 months. Payment of $150,000 due March 23, 2000. Secured by personal guarantees of majority
owners and LLC members.                                                                   150,000              -               -

Note with a finance group, dated April 17, 1998, 30% interest. Interest only payments of $5,250 per month for 24 months. Payment of $210,000 due April 17,
2000. Secured by personal guarantees of majority owners and LLC members.                  210,000              -               -

Note with a finance group, dated August 15, 1997. No stated interest rate. Monthly princpal and interest payments of $999 per month for 60 months. Secured by
various furniture and computer equipment.                                                       -         30,012               -

Note with a finance group, dated October 1, 1997. No stated interest rate. Monthly principal and interest payments of $1,987 per month for 60 months. Secured by
various computer equipment.                                                                     -         77,979               -

Note with a finance group, dated May 8, 1998. 18% interest. Monthly principal and interest payments of $667 per month for 72 months. Secured by computer
software.                                                                                  27,476              -               -

Note with a finance group, dated May 26, 1998. 18% interest. Monthly principal and
interest payments of $690 per month for 72 months. Secured by artwork.                     28,650              -               -


                                THE MURDOCK GROUP
                         CAREER SATISFACTION COPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 - LONG-TERM DEBT - CONTINUED
                                                                                              Sept 30,         Dec. 31,    Dec. 31,
                                                                                               1998              1997        1996
                                                                                               ----              ----        ----
                                                                                           (Unaudited)
Note with a finance group dated May 1, 1998. 18% interest. Monthly principal and interest payments of $6,662 per month ($948 of which is applied to capital leases payable) for 72 months. Secured by various furniture, computer
equipment, software, and artwork.                                                            $ 247,013            $ -          $ -

Note with a finance group, dated July 15, 1998, 18% interest. Interest plus principal payments of $475 per month for 68 months. Secured by various
furniture items and artwork.                                                                    19,470              -            -

Note with a finance group, dated August 15, 1998, 18% interest. Interest plus principal payments of $1188 per month for 67 months. Secured by various
furniture items and artwork.                                                                   48,398              -            -
                                                                                           -----------    -----------      -------
                                           TOTAL LONG TERM DEBT                              2,347,394      1,581,727            -

                                           LESS CURRENT PORTION                               (595,562)       (18,307)          -
                                                                                                                                -
                                           LONG TERM DEBT NON CURRENT PORTION              $ 1,751,832    $ 1,563,420          $ -
                                                                                          ============   ============      =======

Following are maturities of long-term debt for each of the five years ending  December 31,
                                                                       Amount
                                          1998                         $ 10,679
                                          1999                          893,144
                                          2000                        1,177,742
                                          2001                           62,514
                                          2002                           75,109
                                       Thereafter                       128,206
                                                                    -----------
                                  Total long term debt              $ 2,347,394
                                                                    ===========

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 - LONG-TERM DEBT WITH RELATED PARTIES

         Pursuant to a private offering, the Company sold 375 units to related parties. Each unit consisted of a promissory note and 400 shares of the Company's Class A common stock. The promissory note has an interest of 16% and matures 1 year from the date of issuance. The holder has an option to extend the maturity date for an additional year. If the option is exercised, the Company is obligated to pay the holder interest of 18% for the two-year period. As of September 30, 1998 (Unaudited), the Company's long term obligations with related parties are as follow:

             Promissory note issued in conjunction with offering   $ 375,000
             Less repayment during 1998 (Unaudited)                  (35,000)
             Line of credit with an employee's parents, with
             101/2% interest, no specified due date - Unsecured       49,089
                                                                   ----------

             Total                                                   389,089
             Less current portion                                   (270,600)

             Long-term debt to related parties                     $ 118,489
                                                                   =========

NOTE 19 - ASSETS USED AS COLLATERAL

         At September 30, 1998 (Unaudited) and December 31, 1997 and 1996 $345,375, $68,375 and $0 respectively of fixed assets not held under capital leases were collateral for debt. At September 30, 1998 (Unaudited) and December 31, 1997 $0.00, $377,275 respectively of contracts receivable were not used as collateral for debt. The remainder were used as collateral for debt. At December 31, 1996 $0 of contracts receivable were used as collateral for debt.

NOTE 20 - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The book value of the Company's financial instruments approximates fair value. The estimated fair values of financial instruments have been determined using appropriate market information and valuation methodologies.

NOTE 21 - COMMON STOCK TRANSACTIONS - UNAUDITED

         The Company purchased 800,000 shares of Class A common stock from an individual who is a former employee and founder at the founder's price of $80 that he originally paid for those shares. In conjunction with this purchase, the Company has granted him an option to acquire up to 800,000 Company shares of Class A Common Stock as follows:

              During 1998, The option may be exercised to acquire shares from the Company at a discount of 20% from the market trading price, if any.

              During 1999, The option may be exercised to acquire shares from the Company at a discount of 15% from the market trading price, if any.

         The Company has issued 349,500 shares of Class A common stock out of treasury stock as a bonus. After this transaction, 450,500 shares remained in treasury.

                                THE MURDOCK GROUP
                         CAREER SATISFACTION CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 - COMMON STOCK TRANSACTIONS - UNAUDITED - CONTINUED

         and founders stock to employees and related parties. The shares are coming out of the 800,000 shares described above at the price the company paid for the shares.

         Existing shareholders are contributing up to 1,545,900 shares of their Class A common stock to the Company. These shares along with the 450,500 shares mentioned above will be sold by the Company in its initial public offering.

         The company has issued 375,940 shares of its Class A common stock in a private placement in exchange for $500,000 of existing corporate debt and cash. $160,000 has yet to be received and is being shown as a charge to the equity section under the heading, "Stock Subscription Receivable - Common A", in the balance sheet.

         The Chief Financial Officer, has been issued 84,000 shares of Class A common stock at the same price as the other insiders at .0001 per share and has been granted an option to acquire 100,000 shares at $4 per share vesting at the rate of 25,000 per year for four years.

                             Subscription Agreement


Please issue shares and/or bonds in the amount(s) and name(s) shown below. My signature acknowledges that I have received and had an opportunity to read the prospectus by which the shares are offered, that I am purchasing for investment, and that the amount of my investment is not more than 10% of my net worth.

Date: ____________________________          Signature: _________________________

Enclosed please find payment for
$__________ for shares at $5 per share (minimum investment, $1,000), and/or $__________ in bonds (sold in increments of $1,000).

Please register the shares and/or bonds in the following name(s) and amount(s):
      As (check one):
      __ Individual
      __ Joint Tenants
      __ Trust
      __ Tenants in Common
      __ Corporation
      __ Other
For each person who will be a registered share or bond holder, we require the following information: Name (printed):
      Mailing Address:
      City, State, and Zip Code:
      Telephone Number, including area code:
      Social Security or Taxpayer ID Number:
Please attach any special mailing instructions other than shown above. No subscription is effective until we accept it. We will mail you a signed copy of this agreement for your records.

                                    Subscription accepted on the ___ day of ___________, 199__ By The Murdock Group Career Satisfaction Corporation

                                    --------------------------------------------
                                    KC Holmes, Chief Executive Officer

                                  (Back Cover)




Until _____, 1999 (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                 Part II. Information Not Required In Prospectus



Item 24. indemnification of directors and officers.


The registrant's Bylaws provide that the registrant shall indemnify any officer, director or former officer or director, to the full extent permitted by law. Insofar as indemnification for liabilities arising under the Securities Act, indemnification may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing section, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


Item 25. Other expenses of issuance and distribution.


Expenses of the registrant in connection with the issuance and distribution of the securities being registered are estimated as follows, assuming all offered securities are sold:

                                          Item                        Cost

                          SEC filing fee                              4,972

                          Blue sky fees and expenses                  25,000

                          Accountant's fees and expenses              75,000

                          Transfer agent's fees                        1,000

                          Printing & mailing expenses                 25,000

                          Nasdaq SmallCap listing fee                 10,000

                          Marketing expenses                          30,000

                          Miscellaneous                               29,028

                           Total                                  $  200,000


The registrant will bear all expenses shown above.

Item 26. Recent sales of unregistered securities.

The following information is given for all securities that the registrant sold within the past three years without registering the securities under the Securities Act. All shares referenced are Class A Common Voting Shares.

    Shareholder /   Date of No. Shares;      Registration Exemption Claimed
   Price per Share    Issue Price/Share

   Envision Career  11/5/97   8,280,000   These  shares  were issued to Envision
   Services, L.L.C.             $0.0001   as a founder of the  registrant at per
                                  share   the  time  of   incorporation,   in  a
                                          transaction  exempt from  registration
                                          under  Section 4(2) of the  Securities
                                          Act of 1933 (the "Act"). Envision sold
                                          all  its   membership   interests   to
                                          registrant,  and dissolved, on May 31,
                                          1998.  It  distributed  its shares (in
                                          amounts   adjusted  to  reflect  prior
                                          sales to the registrant's treasury) to
                                          KC Holmes - registrant's  CEO, Heather
                                          Stone - registrant's president, Peanut
                                          Holdings - a non-affiliated trust, and
                                          Minimum  Holdings,   a  non-affiliated
                                          trust.  No underwriter was involved in
                                          this    transaction   and   no   sales
                                          commissions  were paid. All members of
                                          Envision had access to  information on
                                          the  company   necessary  to  make  an
                                          informed investment decision

     Marty Collins  11/5/97     800,000   These   shares   were  issued  to  Mr.
                            $0.0001 per   Collins as a founder of the registrant
                                  share   at the  time  of  incorporation,  in a
                                          transaction  exempt from  registration
                                          under  Section  4(2)  of the  Act.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were  paid.  He  is  a   sophisticated
                                          investor  and company  officer who had
                                          access to  information  on the company
                                          necessary    to   make   an   informed
                                          investment decision.

    Stanford Smith  11/5/97     800,000   These  shares were issued to Mr. Smith
                            $0.0001 per   as a founder of the  registrant at the
                                  share   time    of    incorporation,    in   a
                                          transaction  exempt from  registration
                                          under  Section  4(2)  of the  Act.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were  paid.  He  is  a   sophisticated
                                          investor  and company  officer who had
                                          access to  information  on the company
                                          necessary    to   make   an   informed
                                          investment decision.

   Rachel  Peterson  1/6/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                    8/31/98               transaction, the employee loaned money
                                  2,500   to the  registrant  for 1 year  at 16%
                               Employee   interest, and received, in addition to
                                  Grant   a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were   paid.   She   had   access   to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration was paid.

      Daryl Guiver   1/7/98       4,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                    8/31/98               to the  registrant  for 1 year  at 16%
                                  2,500   interest, and received, in addition to
                               Employee   a promissory note, 400 shares for each
                                  Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were   paid.    He   had   access   to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration was paid.

                                          These  shares were issued to the named
      David Cannon   1/7/98       8,400   employee of  registrant  pursuant to a
      and John F.              Grant in   transaction  exempt from  registration
      Cannon                 connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

        Dick Flack   1/7/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                    8/31/98               to the  registrant  for 1 year  at 16%
                                 10,000   interest, and received, in addition to
                               Employee   a promissory note, 400 shares for each
                                  Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration   was  paid.   He  is  a
                                          sophisticated   investor  and  company
                                          executive officer.

      Dominic Ingo   1/7/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                              Grant  in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

 Dominic Militello   1/7/98       2,000   These  shares were issued to the named
                                          employee  of  registrant  pursuant  to
                               Grant in   a transaction exempt from registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

    Paul Benincosa   1/7/98      24,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

     Steve Richter   1/7/98      22,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   He   is  a   sophisticated
                                          investor    and   company    executive
                                          officer.

     Chris Leonard   1/8/98       2,800   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                    8/31/98               to the  registrant  for 1 year  at 16%
                                 10,000   interest, and received, in addition to
                               Employee   a promissory note, 400 shares for each
                                  Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration   was  paid.   He  is  a
                                          sophisticated   investor  and  company
                                          executive officer.

    Bev-Anne Frost  1/12/98       6,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

           Cameron  1/12/98       2,000   These  shares were issued to the named
           Jaccard                        employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

     Cameron Lewis  1/12/98       8,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

       Daren Gates  1/12/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

     Dave Atkinson  1/12/98       2,400   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

       Marty Lloyd  1/12/98       8,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

      Mike Burnett  1/12/98       2,800   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

     Randy Burnham  1/12/98      13,200   These  shares were issued to the named
                               Grant in   employee of  registrant  pursuant to a
                             connection   transaction  exempt from  registration
                              with loan   under  the  Act  under  the  terms  of
                                          Regulation   D,  Rule  506.   In  this
                     3/6/98      10,000   transaction, the employee loaned money
                             Emp. Grant   to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                  5,000   a promissory note, 400 shares for each
                    8/31/98  Emp. Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration was paid.

   Rhett Kasparian  1/12/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                                          to the  registrant  for 1 year  at 16%
                                          interest, and received, in addition to
                                          a promissory note, 400 shares for each
                                          $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

 Scott & Christine  1/12/98      28,000   These  shares were issued to the named
 Holmes                                   officer of a limited liability company
                               Grant in   affiliated  with  registrant,  and his
                             connection   employee wife, in a transaction exempt
                              with loan   from   registration   under   the  Act
                                          pursuant to Regulation D, Rule 506. In
                                          this  transaction,  the officer loaned
                                          money to the  registrant for 1 year at
                                          16%   interest,   and   received,   in
                                          addition  to a  promissory  note,  400
                                          shares for each  $1,000  loaned.  This
                                          officer    is   a   brother   of   the
                                          registrant's   CEO;   he   received  a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  This individual had access
                                          to    information   on   the   company
                                          necessary    to   make   an   informed
                                          investment decision.

Steve Anderson      1/12/98       2,000   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                     3/6/98               to the  registrant  for 1 year  at 16%
                                 10,000   interest, and received, in addition to
                               Employee   a promissory note, 400 shares for each
                                  Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration   was  paid.   He  is  a
                                          sophisticated   investor  and  company
                                          executive officer.

        Wade Hyatt  1/12/98       4,400   These  shares were issued to the named
                                          employee of  registrant  pursuant to a
                               Grant in   transaction  exempt from  registration
                             connection   under  the  Act  under  the  terms  of
                              with loan   Regulation   D,  Rule  506.   In  this
                                          transaction, the employee loaned money
                    8/31/98               to the  registrant  for 1 year  at 16%
                                  2,500   interest, and received, in addition to
                               Employee   a promissory note, 400 shares for each
                                  Grant   $1,000 loaned. The employee received a
                                          Disclosure Memorandum dated January 2,
                                          1998,    which    contained    audited
                                          financial  statements.  A filing  with
                                          the  SEC  was   made  on  Form  D.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were paid.  The Employee had access to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   The  granted  shares  were
                                          issued  to  the  named  employee  as a
                                          Grant for outstanding performance.  No
                                          consideration   was  paid.   He  is  a
                                          sophisticated   investor  and  company
                                          executive officer.

    Serenity Trust   4/3/98      12,500   These shares were issued to a trust as
                                          inducement  to  make a  $100,000  loan
                    10/2/98      12,500   made to the  registrant.  The  trustee
                                          was a  sophisticated  businessman  and
                               Grant in   sophisticated  investor  who was given
                             connection   the  opportunity  to meet with all the
                              with loan   registrants  officers  and examine all
                                          books and records,  including  audited
                                          financial  statements.  The registrant
                                          believes this is a transaction  exempt
                                          from  registration  under Section 4(2)
                                          of  the  Act.   No   underwriter   was
                                          involved  in this  transaction  and no
                                          sales commissions were paid.

   Dogbreath Trust   4/3/98      12,500   These shares were issued to a trust as
                                          inducement  to  make a  $100,000  loan
                    10/2/98      12,500   made to the  registrant.  The  trustee
                               Grant in   was a  sophisticated  businessman  and
                             connection   sophisticated  investor  who was given
                              with loan   the  opportunity  to meet with all the
                                          registrants  officers  and examine all
                                          books and records,  including  audited
                                          financial  statements.  The registrant
                                          believes this is a transaction  exempt
                                          from  registration  under Section 4(2)
                                          of  the  Act.   No   underwriter   was
                                          involved  in this  transaction  and no
                                          sales  commissions  were paid.  He had
                                          access to  information  on the company
                                          necessary    to   make   an   informed
                                          investment decision.

      Lance Heaton  8/31/98     300,000   These shares were issued to an officer
                                          of registrant for consideration per of
                                $0.0001   1/10   mill   per   share.   He  is  a
                                  share   sophisticated      businessman     and
                                          sophisticated    investor    who   was
                                          familiar  with all books and  records,
                                          including       audited      financial
                                          statements,  and is an  employee.  The
                                          registrant    believes   this   is   a
                                          transaction  exempt from  registration
                                          under  Section  4(2)  of the  Act.  No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were   paid.    He   had   access   to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.   He   is  a   sophisticated
                                          investor    and   company    executive
                                          officer.

         Jon Davis  8/31/98       1,000   These  shares were issued to the named
                               Employee   employee  as a Grant  for  outstanding
                                  Grant   performance.   No  consideration   was
                                          paid.


        Dawn Davis  8/31/98       1,000   These  shares were issued to the named
                               Employee   employee  as a Grant  for  outstanding
                                  Grant   performance.   No  consideration   was
                                          paid.


      Chris Kenney  8/31/98       5,000   These  shares were issued to the named
                               Employee   employee  as a Grant  for  outstanding
                                  Grant   performance.   No  consideration   was
                                          paid. He is a  sophisticated  investor
                                          and company executive officer.

     Larry Solomon  8/31/98       2,500   These  shares were issued to the named
                               Employee   employee  as a Grant  for  outstanding
                                 Grant    performance.   No  consideration   was
                                          paid.


      Darla Wenger  8/31/98       1,000   These  shares were issued to the named
                                 Vendor   vendor  of  services  as a  Grant  for
                                  Grant   outstanding      performance.       No
                                          consideration was paid.


    Robert & Donna  8/31/98       1,000   These  shares were issued to the named
    Joy  Stone                   Vendor   vendor  of  services  as a  Grant  for
                                  Grant   outstanding      performance.       No
                                          consideration was paid.

       Wayne Ross   9/21/98     375,940   These shares were issued pursuant to a
                                          transaction  exempt from  registration
                              $1.33 per   under  the  Act  under  the  terms  of
                                  share   Regulation   D,  Rule  506.   In  this
                                          transaction,  an  accredited  investor
                                          paid  $1.33  per  share.  He has a net
                                          worth  in  excess  of $1  million.  He
                                          received a Disclosure Memorandum dated
                                          September  21, 1998,  which  contained
                                          audited   financial   statements.   No
                                          underwriter   was   involved  in  this
                                          transaction  and no sales  commissions
                                          were   paid.    He   had   access   to
                                          information  on the company  necessary
                                          to   make   an   informed   investment
                                          decision.

      Brad Stewart  9/23/98      84,000   These shares were issued to an officer
                                          of  registrant  for no  charge  at the
                                  Grant   time  he was  hired  as  CFO.  He is a
                                          sophisticated      businessman     and
                                          sophisticated    investor    who   was
                                          familiar  with all books and  records,
                                          including       audited      financial
                                          statements.  The  registrant  believes
                                          this  is  a  transaction  exempt  from
                                          registration under Section 4(2) of the
                                          Act. No  underwriter  was  involved in
                                          this    transaction   and   no   sales
                                          commissions  were paid.  He had access
                                          to    information   on   the   company
                                          necessary    to   make   an   informed
                                          investment    decision.    He   is   a
                                          sophisticated   investor  and  company
                                          executive officer.

  Buckeneer Family  10/2/98       2,500   These shares were issued to a trust as
  Trust                                   inducement  to  make a  $100,000  loan
                               Grant in   made to the  registrant.  The  trustee
                             connection   was a  sophisticated  businessman  and
                              with loan   sophisticated  investor  who was given
                                          the  opportunity  to meet with all the
                                          registrants  officers  and examine all
                                          books and records,  including  audited
                                          financial  statements.  The registrant
                                          believes this is a transaction  exempt
                                          from  registration  under Section 4(2)
                                          of  the  Act.   No   underwriter   was
                                          involved  in this  transaction  and no
                                          sales  commissions  were paid.  He had
                                          access to  information  on the company
                                          necessary    to   make   an   informed
                                          investment decision.

Item 27. Exhibits

The exhibits listed below are filed as part of this Registration Statement pursuant to Item 601 of Regulation SB.

 Exhibit No.    Description
      1         Selected Dealer Agreement
     3.1        Articles of Incorporation dated November 5, 1997
     3.2        Bylaws dated November 5, 1997
     4.1        Stock certificate
     4.2        Bond certificate
      5         Opinion of Stanford Smith regarding legality of shares and bonds
     10.1       Purchase  of The  Murdock  Group by  Envision  Career  Services,
                L.L.C. dated July 26, 1996
     10.2       Exchange  Agreement between The Murdock Group and Envision dated
                May 31, 1998
     10.3       Lease of Office Space by Corporate Headquarters
     ----       -----------------------------------------------
     23.1       Consent of David Thomson, C.P.A.
     23.2       Consent of Stanford Smith, legal counsel
     23.3       Updated Consent of David Thomson, C.P.A., independent auditor
     ----       -------------------------------------------------------------
     99.1       Subscription Agreement (appears in prospectus)
     99.2       Form of Convertible Bond dated April 29, 1998

     99.3       Opinion of Counsel  Respecting  Broker-Dealer  Status of Company
     ----       Officers Selling Shares on Behalf of
                ----------------------------------------------------------------
                Selling Shareholders
     99.4       Calculation of Ratio of Earnings to Fixed Charges

Item 28. Undertakings.

(a) The registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) Provide to broker-dealers participating in this offering certificates in such denominations and registered in such names as required by such participants to permit prompt delivery to each purchaser.

(e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that claims for indemnification against such liability (other than the payment by the company of the expenses incurred or paid by a Director, Officer or controlling person of the company in the successful defense of any such action, suit or proceeding) is asserted by such Director, Officer or controlling person in connection with the securities being registered, the company, unless in the opinion of its counsel the matter has been settled by controlling precedent, will submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

                                   Signatures

 In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to its registration statement to be signed on its behalf by the undersigned, in the Salt Lake City, Utah.

The Murdock Group Career Satisfaction Corporation              November 24, 1998

/s/ KC Holmes
------------------------------------------------
KC Holmes, Chief Executive Officer


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities indicated.

/s/ KC Holmes
------------------------------------------------
KC Holmes, Director, Chief Executive Officer,
                                                               November 24, 1998


/s/ Heather J. Stone
------------------------------------------------
Heather J. Stone, Director, Chairman, President,
Secretary, Principal Financial Officer                         November 24, 1998

                                Index of Exhibits


 Exhibit No.   Description                                                                                 Page No.

      1        Selected Dealer Agreement                                                                             107
      -        -------------------------                                                                             ---

     3.1       Articles of Incorporation dated November 5, 1997                                         Previously Filed

     3.2       Bylaws dated November 5, 1997                                                            Previously Filed

     4.1       Stock certificate                                                                        Previously Filed

     4.2       Bond certificate                                                                         Previously Filed

     5         Opinion of Stanford Smith regarding legality of shares and bonds                         Previously Filed

    10.1       Purchase of The Murdock Group by Envision Career Services, LLC dated July 26, 1996.      Previously Filed

    10.2       Exchange Agreement between The Murdock Group and Envision dated May 31, 1998.            Previously Filed

    10.3       Lease of Office Space by Corporate Headquarters                                                       113
    ----       -----------------------------------------------                                                       ---

    23.1       Consent of David Thomson, C.P.A., independent auditor                                    Previously Filed

    23.2       Consent of Stanford Smith, legal counsel                                                 Previously Filed

    23.3       Updated Consent of David Thomson, C.P.A., independent auditor                                         139
    ----       -------------------------------------------------------------                                         ---

    99.1       Subscription Agreement (appears in prospectus)                                           Previously Filed

    99.2       Form of Convertible Bond dated April 29, 1998                                            Previously Filed

    99.3       Opinion of Counsel Respecting Broker-Dealer Status of Company Officers Selling Shares                 136
    ----       --------------------------------------------------------------------------------------                ---
               on Behalf of Selling Shareholders
               ---------------------------------

    99.4       Calculation of Ratio of Earnings to Fixed Charges                                                     138
    ----       -------------------------------------------------                                                     ---


                                       90